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                                                                EXHIBIT 2.1
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                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                         CITATION COMPUTER SYSTEMS, INC.
                         A MISSOURI, U.S.A. CORPORATION

                             MEDASYS DIGITAL SYSTEMS
                            A FRENCH SOCIETE ANONYME

                           CERTAIN CITATION PRINCIPALS

                                       AND

                           CERTAIN MEDASYS PRINCIPALS


                         DATED AS OF SEPTEMBER 15, 1998



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                                TABLE OF CONTENTS

                      Agreement and Plan of Reorganization

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ARTICLE I
         THE REORGANIZATION.......................................................................................1
         1.01     General Outline of the Reorganization...........................................................1
         1.02     The French IPO..................................................................................4
         1.03     Actions by CITATION Principals and by MEDASYS Principals........................................4
         1.04     The Exchange Offer..............................................................................5
         1.05     CITATION Board of Directors Actions.............................................................5
         1.06     Timing of Transactions..........................................................................6

ARTICLE II
         REPRESENTATIONS AND WARRANTIES OF MEDASYS
         AND OF THE MEDASYS PRINCIPALS............................................................................6
         2.01     Organization and Authority......................................................................6
         2.02     Corporate Authorization; Records................................................................7
         2.03     Subsidiaries of MEDASYS Subsidiaries............................................................8
         2.04     Capitalization of MEDASYS.......................................................................8
         2.05     Capitalization of the MEDASYS Subsidiaries......................................................9
         2.06     Financial Statements............................................................................9
         2.07     Reports........................................................................................11
         2.08     Title to and Condition of Assets and Subsidiary Assets.........................................11
         2.09     MEDASYS and MEDASYS Subsidiaries Real Property.................................................12
         2.10     Contracts, Commitments, and Certain Loans......................................................13
         2.11     Absence of Defaults............................................................................14
         2.12     Absence of Undisclosed Liabilities.............................................................15
         2.13     Tax and Labor Law Related Liabilities..........................................................15
         2.14     Material Adverse Change........................................................................16
         2.15     Legal Proceedings..............................................................................16
         2.16     Governmental Compliance........................................................................17
         2.17     Labor and Employment...........................................................................18
         2.18     Material Interests of Certain Persons..........................................................19
         2.19     Employee and Executive Manager Benefit Plans...................................................19
         2.20     Conduct of MEDASYS and of MEDASYS Subsidiaries to Date.........................................20
         2.21     [Reserved].....................................................................................22
         2.22     Brokers, Investment Bankers, and Finders.......................................................22
         2.23     Intellectual Property Matters..................................................................22
         2.24     Year 2000 Compliant............................................................................23
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         2.25     Accuracy of Information........................................................................23
         2.26     MEDASYS Principals.............................................................................24

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF CITATION
         AND OF THE CITATION PRINCIPALS..........................................................................24
         3.01     Organization and Authority.....................................................................24
         3.02     Corporate Authorization; Records...............................................................25
         3.03     Subsidiaries of CITATION Subsidiaries..........................................................27
         3.04     Capitalization of CITATION.....................................................................27
         3.05     Capitalization of the CITATION Subsidiaries....................................................27
         3.06     Financial Statements...........................................................................28
         3.07     Reports........................................................................................29
         3.08     Title to and Condition of Assets and Subsidiary Assets.........................................29
         3.09     CITATION and CITATION Subsidiaries Real Property...............................................30
         3.10     Contracts, Commitments, and Certain Loans......................................................31
         3.11     Absence of Defaults............................................................................32
         3.12     Absence of Undisclosed Liabilities.............................................................33
         3.13     Taxes..........................................................................................33
         3.14     Material Adverse Change........................................................................34
         3.15     Legal Proceedings..............................................................................34
         3.16     Governmental Compliance........................................................................35
         3.17     Labor and Employment...........................................................................36
         3.18     Material Interests of Certain Persons..........................................................36
         3.19     Employee Benefit Plans.........................................................................36
         3.20     Conduct of CITATION and of CITATION Subsidiaries to Date.......................................37
         3.21     [Reserved].....................................................................................39
         3.22     Brokers, Investment Bankers, and Finders.......................................................39
         3.23     Intellectual Property Matters..................................................................39
         3.24     Year 2000 Complaint............................................................................40
         3.25     Accuracy of Information........................................................................41
         3.26     CITATION Principals............................................................................41

ARTICLE IV
         CONDUCT OF BUSINESS PRIOR TO THE COMPLETION OF TRANSACTIONS.............................................41
         4.01     Conduct of Businesses Prior to the Completion of the Exchange Offer............................41
         4.02     Forbearances...................................................................................41

ARTICLE V
         ADDITIONAL AGREEMENTS...................................................................................43
         5.01     Access and Information.........................................................................43
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         5.02     Proxy Statement/Prospectus; French Prospectus; Regulatory Matters..............................43
         5.03     Shareholder Approval...........................................................................46
         5.04     Support of Transactions; No Sale of Shares.....................................................46
         5.05     Support by MEDASYS Conseil d'Administration....................................................47
         5.06     Current Information............................................................................47
         5.07     Expenses; Potential Investment by CITATION in MEDASYS..........................................48
         5.08     Miscellaneous Agreements and Consents..........................................................49
         5.09     Press Releases.................................................................................50
         5.10     Employee Plans and Policies Matters............................................................50
         5.11     Nonsolicitation and Exclusive Dealing..........................................................50
         5.12     Further Assurances.............................................................................51
         5.13     Fairness Opinion...............................................................................51
         5.14     Additional Shares..............................................................................51

ARTICLE VI
         CONDITIONS TO COMPLETION OF TRANSACTION.................................................................51
         6.01     CITATION Shareholders Meeting--CITATION Principals.............................................51
         6.02     The French IPO--CITATION.......................................................................52
         6.03     The Exchange Offer--CITATION...................................................................53
         6.04     The Exchange Offer--MEDASYS Principals.........................................................55
         6.05     The Exchange Offer--MEDASYS....................................................................56

ARTICLE VII
         TERMINATION, AMENDMENT, AND WAIVER......................................................................57
         7.01     Termination....................................................................................57
         7.02     Effect of Termination..........................................................................59
         7.03     Amendment......................................................................................59
         7.04     Waiver.........................................................................................60

ARTICLE VIII
         GENERAL PROVISIONS......................................................................................60
         8.01     Survival of Representations, Warranties, and Agreements........................................60
         8.02     [Reserved].....................................................................................60
         8.03     No Assignment; Successors and Assigns..........................................................60
         8.04     Severability...................................................................................60
         8.05     No Implied Waiver..............................................................................60
         8.06     Headings.......................................................................................61
         8.07     Entire Agreement...............................................................................61
         8.08     Counterparts...................................................................................61
         8.09     Notices........................................................................................61
         8.10     Governing Law; Jurisdiction and Venue..........................................................63
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         8.11     No Third Party Beneficiaries...................................................................63
         8.12     Specific Performance...........................................................................63

SCHEDULES

         Schedule 1.01(e)(1) CITATION Directors following Reorganization
         Schedule 1.01(e)(2) CITATION Officers following Reorganization
         Schedule 2.01       MEDASYS Subsidiaries
         Schedule 2.02       Corporate Authorization; Records
         Schedule 2.03       Subsidiaries of MEDASYS
         Schedule 2.04       Capitalization of MEDASYS
         Schedule 2.05       Capitalization of MEDASYS Subsidiaries
         Schedule 2.06       Financial Statements
         Schedule 2.08       Title to and Condition of Subsidiary Assets
         Schedule 2.09       MEDASYS Real Property
         Schedule 2.10       Contracts, Commitments, and Certain Loans
         Schedule 2.11       Defaults
         Schedule 2.12       Undisclosed Liabilities
         Schedule 2.13       Taxes
         Schedule 2.15       Legal Proceedings
         Schedule 2.16       Governmental Compliance
         Schedule 2.18       Material Interest of Certain Persons
         Schedule 2.19       Employee Benefit Plans
         Schedule 2.20       Conduct of MEDASYS and of MEDASYS Subsidiaries to
                             Date
         Schedule 2.22       Brokers, Investment Bankers, and Finders
         Schedule 2.23       Software Matters
         Schedule 2.24       Year 2000 Compliant
         Schedule 2.26       MEDASYS Principals
         Schedule 3.01       CITATION Subsidiaries
         Schedule 3.02       Corporate Authorization; Records
         Schedule 3.03       Subsidiaries of CITATION Subsidiaries
         Schedule 3.04       Capitalization of CITATION
         Schedule 3.05       Capitalization of CITATION Subsidiaries
         Schedule 3.06       Financial Statements
         Schedule 3.08       Title to and Condition of Subsidiary Assets
         Schedule 3.09       CITATION Real Property
         Schedule 3.10       Contracts, Commitments, and Certain Loans
         Schedule 3.11       Defaults
         Schedule 3.12       Undisclosed Liabilities
         Schedule 3.13       Taxes

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         Schedule 3.15 Legal Proceedings
         Schedule 3.16 Governmental Compliance
         Schedule 3.18 Material Interest of Certain Persons
         Schedule 3.19 Employee Benefit Plans
         Schedule 3.20 Conduct of CITATION and of CITATION Subsidiaries to Date
         Schedule 3.22 Brokers, Investment Bankers, and Finders
         Schedule 3.23 Software Matters
         Schedule 3.24 Year 2000 Compliant
         Schedule 3.26 CITATION Principals
         Schedule 4.02 Exceptions to Forebearances

EXHIBITS

         A        CITATION Principals and MEDASYS Principals
         B        Underwriting Agreement for French IPO with SPEF Technology and
                  EuroMidCaps Securities
         C        Underwriting Agreement for Exchange Offer with SPEF Technology and EuroMidCaps Securities
         D        Forms of Employment Agreements with:
                  D-1      J. Robert Copper
                  D-2      Richard D. Neece
                  D-3      Jean-Marie Lucani
                  D-4      Alexis Westermann
         E        Forms of Stock Option Agreements
                  E-1      J. Robert Copper
                  E-2      Richard D. Neece
                  E-3      Jean-Marie Lucani
                  E-4      Alexis Westermann

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                      AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization (the "AGREEMENT") is made and entered into as of the date last below written by and among CITATION COMPUTER SYSTEMS, INC., a Missouri, U.S.A. corporation ("CITATION"), MEDASYS DIGITAL SYSTEMS, a French private company limited by shares (societe anonyme) ("MEDASYS"), certain shareholders of CITATION set forth on EXHIBIT A hereto under the heading "CITATION Principals" (the "CITATION PRINCIPALS"), and certain shareholders of MEDASYS set forth on EXHIBIT A hereto under the heading "MEDASYS Principals" (the "MEDASYS PRINCIPALS"):

         WHEREAS, the respective Board of Directors of CITATION and the Board of Directors of MEDASYS (Conseil d'Administration) have authorized the execution and delivery of this Agreement and determined that entering into this Agreement is in furtherance of the common interests of CITATION and MEDASYS and their respective shareholders; and

         WHEREAS, CITATION, MEDASYS, the CITATION Principals, and the
MEDASYS Principals desire to provide for certain undertakings, conditions, representations, warranties, and covenants in connection with the transactions contemplated by this Agreement;

         NOW, THEREFORE, in consideration of the premises and of the representations, warranties, and covenants herein contained, the parties agree as follows.

                                    ARTICLE I
                               THE REORGANIZATION

         1.01 GENERAL OUTLINE OF THE REORGANIZATION. Subject to the various terms, provisions, and conditions set forth herein including, but not limited to the conditions precedent set forth in Article VI hereof, the parties to this Agreement intend to engage in a Reorganization involving CITATION and MEDASYS to include, among others, the following events:

                  (a) At an annual or special meeting, the shareholders of CITATION will vote upon one or more resolutions approving this Agreement, the transactions contemplated herein, and such other matters as CITATION shall determine to be necessary to permit it to complete the transactions contemplated herein.

                  (b) CITATION will complete, in accordance with Statute No. 96-597 dated July 2nd, 1996, the French Finance Department's Decision dated December 28th,

Agreement and Plan of Reorganization                                      Page 1

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         1995, Rule No. 95-01 of the French Securities Exchange Commission
         (Regl. No. 95-01 de la Commission des Operations de Bourse) and all applicable directives published by the New Market Company (Instruction de la Societe du Nouveau Marche) (collectively the "FRENCH IPO
         RULES") an initial public offering (admission) of its common shares, par value $0.10 per share (the "CITATION COMMON SHARES") in France on the New Market of the Bourse (Nouveau Marche), and thereafter such shares shall be traded on the New Market of the Bourse. Up to 2,000,000 CITATION Common shares will be sold for a price of no less than U.S. $5.00 per share. Such CITATION Common shares will also be listed for trading on the Nasdaq National Market in the United States. This portion of the Reorganization is referred to as the "FRENCH IPO," and it shall be conducted in accordance with SECTION 1.02 below, subject to the other terms and conditions of this Agreement.

                  (c) Either simultaneously with or upon completion of the French IPO CITATION will offer to exchange (i) CITATION Common shares for MEDASYS Common shares (actions ordinaires), par value FFR10 per action (the "MEDASYS COMMON SHARES") to each of the holders of MEDASYS Common shares and (ii) CITATION warrants for MEDASYS warrants to each holder of MEDASYS warrants in accordance with the provisions, in particular, of Statute No. 96-597 dated July 2nd, 1996, the General Rules of the Financial Market Council (Reglement General du
         Conseil des Marches Financiers) and the General Rules No. 89-03 of the French Securities Exchange Commission (Reglement No. 89-03 de la Commission des Operations de Bourse) (collectively the "FRENCH
         EXCHANGE OFFER RULES"), and, to the extent applicable, the United States Securities Act of 1933, as amended, (the "SECURITIES ACT") and the United State Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). The offer will be to (i) exchange one CITATION Common share for one MEDASYS Common share and (ii) one CITATION warrant for one MEDASYS warrant. The CITATION Common shares issued pursuant to such exchange will be listed for trading on the Nasdaq National Market in the United States and the CITATION Common shares and warrants on the New Market of the Bourse in France. This part of the Reorganization is referred to as the "EXCHANGE OFFER" (Offre Publique d'Echange), and it shall be conducted in accordance with SECTION 1.04 below, subject to the other terms and conditions of this Agreement.

                  (d) Upon commencement of the Exchange Offer, the MEDASYS Principals shall tender all of their MEDASYS Common shares and warrants for exchange for CITATION Common shares and warrants, on a one share for one share basis and a one warrant for one warrant basis pursuant to the Exchange Offer in accordance with SECTION 1.03(B) below, subject to the other terms and conditions of this Agreement.


Agreement and Plan of Reorganization                                      Page 2

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                  (e) Subsequent to completion of the French IPO and the
         Exchange Offer the following actions will be taken:

                           (i) The Directors of CITATION will act to increase
                  the number of members of its Board of Directors from five to nine and to appoint as Directors of CITATION the persons set forth on SCHEDULE 1.01(e)(1) who are willing and able to serve or such replacements as designated by the MEDASYS Principals who are reasonably acceptable to CITATION.

                           (ii) The newly constituted Board of Directors of
                  CITATION will act to appoint as Officers of CITATION those persons set forth on SCHEDULE 1.01(E)(2) who are willing and able to serve, each of whom will hold the office(s) set forth opposite his name, and authorize CITATION to offer to enter into employment agreements with such officers in substantially the forms set forth in EXHIBITS D-1 through D-4 hereto and stock option agreements in substantially the forms set forth in EXHIBIT E-1 through E-4.

                           (iii) The location of the corporation headquarters of
                  CITATION shall be confirmed as being in St. Louis, Missouri, U.S.A.

                           (iv) The newly constituted Board of Directors of
                  CITATION will act promptly pursuant to prior approval by CITATION's shareholders (if such approval is received) to file an amendment to CITATION's Articles of Incorporation to change the name of CITATION to "MEDASYS International, Inc."

                           (v) The newly constituted Board of Directors of
                  CITATION will act to grant to employees and officers of MEDASYS who hold options to purchase MEDASYS Common shares ("MEDASYS STOCK OPTIONS"), options to purchase the same number of CITATION Common shares at a rate equal to the rate for the Exchange Offer (U.S. dollar equivalent) as the MEDASYS Stock Options pursuant to CITATION's Incentive Stock Option Plan ("CITATION STOCK OPTIONS"), effective upon surrender of the corresponding MEDASYS Stock Options.

                           (vi) The CITATION Common shares will be listed for
                  trading on the Nasdaq National Market in the United States and the CITATION Common shares and warrants on the New Market of the Bourse in France.

                  (f) If at least 95% of the MEDASYS voting rights are acquired by CITATION pursuant to the Exchange Offer or otherwise, it is anticipated that

Agreement and Plan of Reorganization                                      Page 3

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         CITATION will cause a transaction eliminating the ownership of MEDASYS
         Common shares by persons other than CITATION (offre publique de retrait suivi d'un retrait obligatoire) to occur pursuant to Statute No. 96-597 dated July 2nd, 1996, and the General Rules of the Financial Market Council (Reglement General du Conseil des Marches Financiers).

         1.02 THE FRENCH IPO. It is intended that the French IPO will be handled by SPEF Technology and EuroMidCaps Securities (the "UNDERWRITERS") pursuant to the underwriting agreement substantially in the form attached hereto as EXHIBIT B; provided, however, that CITATION reserves the right to choose (an) additional or alternative underwriter(s) with the written consent of MEDASYS, which consent shall not be unreasonably withheld. The exact number of shares to be sold in the French IPO and the price per share will be determined by CITATION and the Underwriters based upon usual practices and procedures applicable to initial public offerings on the New Market of the Bourse and consistent with applicable provisions of the underwriting agreements and French securities laws. The goal of the French IPO is to choose a number of CITATION Common shares and a price per share that will produce a reasonable amount of proceeds for CITATION, which shall not be less than FRF 60,000,000, and coordinate favorably with the Exchange Offer. CITATION will commence and complete the French IPO as soon as practicable after all applicable conditions set forth herein have been satisfied.

         1.03 ACTIONS BY CITATION PRINCIPALS AND BY MEDASYS PRINCIPALS.

         (a) Subject to the applicable conditions set forth herein, and in consideration of the agreements of MEDASYS and the MEDASYS Principals herein, each of CITATION Principals agrees to vote or cause to be voted all CITATION Common shares beneficially owned by such CITATION Principal as of the record date of the 1998 Annual Meeting of Shareholders of CITATION or such other meeting called to consider the approval of the transactions contemplated in this Agreement (the "CITATION SHAREHOLDERS MEETING") in favor of each and every matter submitted to the vote of the shareholders at such meeting that is in furtherance of or a condition precedent to the carrying out or completion of the transactions contemplated in this Agreement. As such, CITATION and MEDASYS are hereby authorized to communicate to their respective shareholders that each of the CITATION Principals has agreed to cast such votes.

         (b) Subject to the applicable conditions set forth herein, and in consideration of the agreements of CITATION and the CITATION Principals herein, each of the MEDASYS Principals agrees that immediately upon the commencement of the Exchange Offer by CITATION, such MEDASYS Principal will tender (and not withdraw) all MEDASYS Common shares and all MEDASYS warrants beneficially owned by such MEDASYS Principal pursuant to the terms of the Exchange Offer, subject to the provisions of SECTION

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6.04. As such, CITATION is authorized to communicate to shareholders of MEDASYS and others that each of the MEDASYS Principals will tender his MEDASYS Common shares and MEDASYS warrants.

         1.04 THE EXCHANGE OFFER. Either simultaneously with or as soon as practicable after the French IPO has been completed and all applicable conditions set forth in SECTIONS 6.03, 6.04, and 6.05 have been satisfied, CITATION shall commence the Exchange Offer, which shall be made in accordance with usual practices and procedures applicable to exchange offers in France (with respect to shareholders of MEDASYS) and in accordance with the usual practices and procedures applicable to exchange offers in the United States (with respect to the U.S. shareholders of MEDASYS). The goal of the Exchange Offer will be to have as many MEDASYS shareholders as reasonably practical agree to exchange their MEDASYS Common shares for CITATION Common shares. It is intended that the Exchange Offer will be handled by SPEF Technology and EuroMidCaps Securities (the "EXCHANGE OFFER UNDERWRITERS") pursuant to the underwriting agreement substantially in the form attached hereto as EXHIBIT C; provided, however, that CITATION reserves the right to choose (an) additional or alternative underwriter(s) with the written consent of MEDASYS, which consent shall not be unreasonably withheld.

         1.05 CITATION BOARD OF DIRECTORS ACTIONS. As soon as practicable after the CITATION shareholders have approved an amendment to CITATION's Articles of Incorporation authorizing such additional number of CITATION Common shares as are necessary to complete the transactions contemplated herein, the Board of Directors of CITATION will cause CITATION to file such amendment with the Missouri Secretary of State. As soon as practicable after the completion of the Exchange Offer, the Board of Directors of CITATION shall take such actions as are necessary to appoint the persons listed in SCHEDULE 1.01(e)(1) as Directors of CITATION, including adopting any resolutions or amendments to CITATION's By-laws as may be necessary and filing required reports with all applicable state and federal authorities. As soon as practicable after the completion of the Exchange Offer, the Board of Directors of CITATION shall take such actions as are necessary to appoint the persons to the officers set opposite their names in SCHEDULE 1.01(e)(2), including adopting any resolutions or amendments to CITATION's By-laws as may be necessary and filing required reports with all applicable state and federal authorities, and authorize CITATION to offer to enter into employment agreements with such officers in substantially the forms set forth in EXHIBIT D-1 through D-4 hereto and stock option agreements substantially in the forms set forth in EXHIBITS E-1 through E-4 hereto. As soon as practicable after the closing of the Exchange Offer, the Board of Directors of CITATION shall take all actions necessary to cause the amendment of CITATION's Articles of Incorporation to change the name of CITATION to "MEDASYS International, Inc.," including adopting any resolutions as may be necessary and filing required instruments and reports with all applicable state and federal authorities. As soon as practicable after the

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completion of the Exchange Offer, the Board of Directors of CITATION shall take all actions necessary to substitute CITATION Stock Options for existing MEDASYS Stock Options (and the MEDASYS Principals agree to surrender their MEDASYS Stock Options in order to effect same). Notwithstanding the foregoing, the Board of Directors of CITATION shall not be required to take any action that it is advised in writing by competent legal counsel would be a breach of its fiduciary duties in view of known facts and circumstances.

         1.06 TIMING OF TRANSACTIONS. It is the intention of the parties hereto for CITATION to simultaneously conduct both the French IPO and the Exchange Offer, if possible. If such a simultaneous conducting of the two transactions is achieved, the parties hereto agree that the last sentence of SECTION 5.07 (a) and all of SECTION 5.07 (c) shall be deemed null and void and not a part of this Agreement, but that all other provisions of this Agreement shall remain in effect; if the French IPO and the Exchange Offer are not conducted simultaneously, all provisions of this Agreement, including the last sentence of
SECTION 5.07 (a) and all of SECTION 5.07 (c) shall remain in effect.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF MEDASYS
                          AND OF THE MEDASYS PRINCIPALS

         As a material inducement to CITATION and the CITATION Principals to enter into and perform their obligations under this Agreement, and notwithstanding any examinations, inspections, audits, and other investigations heretofore and hereafter made by CITATION or the CITATION Principals, MEDASYS hereby represents and warrants to CITATION and the CITATION Principals as set forth in SECTION 2.01 through and including SECTION 2.25 of this Agreement, and the MEDASYS Principals severally represent and warrant to CITATION and the CITATION Principals as set forth in SECTION 2.26 of this Agreement, as follows:

         2.01     ORGANIZATION AND AUTHORITY.

         (a) MEDASYS is a corporation duly organized, validly existing, and in good standing under the laws of France, and all other jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted, which jurisdictions are set forth on SCHEDULE 2.01.

         (b) MEDASYS has no subsidiaries except those set forth on SCHEDULE 2.01 (the "MEDASYS SUBSIDIARIES" in this Article II and in such other places herein as the context shall require). Each of the MEDASYS Subsidiaries is duly authorized, validly existing, and

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in good standing in its place of incorporation and in all jurisdictions in which it does business or owns or leases property, which jurisdictions are set forth in SCHEDULE 2.01. Each of the MEDASYS Subsidiaries possesses all corporate power and authority and holds all necessary regulatory approvals and licenses to own and operate its respective properties and to carry out its respective businesses as and where the same are now being conducted.

         2.02     CORPORATE AUTHORIZATION; RECORDS.

         (a) MEDASYS has the corporate power and authority to enter into this Agreement and, subject to the approval, authorization or opinion of the New Market Company (Societe du Nouveau Marche), the French Securities
Exchange Commission (la Commission des Operations de Bourse), the Financial Market Council (Conseil des Marches Financiers), the French Department of Finance and the Anti-trust Authorities (Direction de la Concurrence et de la Consommation), to carry out its obligations hereunder. There are no votes required of the holders of MEDASYS Common stock with respect to the transactions contemplated in this Agreement. The execution, delivery, and performance of this Agreement by MEDASYS and the consummation of the transactions contemplated hereby have been duly authorized by the Conseil d'Administration of MEDASYS. Subject to the approvals as aforesaid, this Agreement is the valid and binding obligation of MEDASYS, enforceable against MEDASYS in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.

         (b) Neither the execution, delivery, and performance by MEDASYS or the MEDASYS Principals of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by MEDASYS with any of the provisions hereof, will (a) except as set forth in SCHEDULE 2.02 attached hereto, violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, security interest, charge, or encumbrance upon any of the properties or assets of MEDASYS or any of the MEDASYS Subsidiaries under any of the terms, conditions, or provisions of (i) Statuts of each, or (ii) except as set forth in SCHEDULE 2.02 attached hereto, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which MEDASYS or any of the MEDASYS Subsidiaries is a party or by which it may be bound, or to which MEDASYS or any of the MEDASYS Subsidiaries or any of the properties or assets of MEDASYS or any of the MEDASYS Subsidiaries may be subject, or (b) subject to compliance with the statutes and regulations referred to in this Section, violate any judgment, ruling, order, writ, injunction,

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



decree, or to the best of MEDASYS' knowledge, any statute, rule, or regulation applicable to MEDASYS or any of the MEDASYS Subsidiaries or any of their respective properties or assets.

         (c) There is no proceeding pending, or as to which MEDASYS, the MEDASYS Subsidiaries, or the MEDASYS Principals have received any notice of assertion against MEDASYS or the MEDASYS Subsidiaries, that in any manner challenges or seeks, or reasonably could be expected, to prevent, enjoin, alter, or materially delay any of the transactions contemplated by this Agreement. None of MEDASYS, the MEDASYS Subsidiaries, or the MEDASYS Principals are prohibited by any order, writ, injunction, or decree of any governmental authority from completing the transactions contemplated by this Agreement and no such proceeding is pending against MEDASYS, the MEDASYS Subsidiaries, or the MEDASYS Principals that questions the validity of this Agreement, any of the transactions contemplated hereby or any action that has been taken by MEDASYS or the MEDASYS Subsidiaries in connection herewith or in connection with any of the transactions contemplated hereby.

         (d) Other than in connection or in compliance with the applicable provisions of the French IPO Rules, and the French Exchange Offer Rules (collectively, the "FRENCH ACTS"), the Securities Act, the Exchange Act, the securities or blue sky laws of the various states, or filings, consents, reviews, authorizations, approvals, or notice of French Authorities set forth in
SECTION 2.02 of this Agreement, no notice to, filing with, exemption or review by, or authorization, consent, or approval of, any public body or authority is necessary for the consummation by MEDASYS of the transactions contemplated by this Agreement.

         (e) The minute books and stock records of MEDASYS and the MEDASYS Subsidiaries are complete and correct in all material respects and accurately reflect in all material respects all meetings, consents and other actions of the organizers, incorporators, shareholders, conseil d'administration, and committees of the conseil d'administration occurring since the organization of each.

         2.03 SUBSIDIARIES OF MEDASYS SUBSIDIARIES. Except as set forth in
SCHEDULE 2.03 attached hereto, the MEDASYS Subsidiaries have no subsidiaries and do not control, or have any interest in any other corporation, partnership, joint venture, or other business association.

         2.04 CAPITALIZATION OF MEDASYS. The capital of MEDASYS amounts to the sum of FRF46,208,300. It is divided into 4,620,830 MEDASYS Common shares each with a par value of FRF 10 and fully paid up. The shares of the MEDASYS Subsidiaries are held by MEDASYS and are free of any pledge, charge, claim, escrow or any other measure of preventive attachment whatsoever. They are not subject to any option, agreement, or

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



restriction of any kind whatsoever, with respect both to their free disposal and to any rights pertaining thereto. Since June 30, 1998, no MEDASYS Common shares have been issued. Except as set forth in SCHEDULE 2.04, there are no other shares of capital stock or other equity securities of MEDASYS outstanding and no other options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of MEDASYS, or contracts, commitments, understandings, or arrangements by which MEDASYS is or may become bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. SCHEDULE 2.04 summarizes all plans and agreements for all options, warrants, scrip, rights to subscribe to, calls, and commitments, and the number of shares for which each is subject.

         2.05 CAPITALIZATION OF THE MEDASYS SUBSIDIARIES. The capital stock of each of the MEDASYS Subsidiaries is described in SCHEDULE 2.05 attached hereto under the heading "Capitalization of MEDASYS Subsidiaries." MEDASYS has and will have as of the commencement and completion of each of the French IPO and the Exchange Offer good and marketable title to all then issued and outstanding shares of common stock of each Subsidiary, free and clear of any liens, claims, charges, encumbrances, and assessments of any kind or nature whatsoever, except as set forth in SCHEDULE 2.05. There are no other shares of capital stock or other equity securities of any of the MEDASYS Subsidiaries outstanding and no outstanding options, warrants, script, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of each Subsidiary, or contracts, commitments, understandings, or arrangements by which any such Subsidiary is or may become bound to issue additional shares of capital stock or options, warrants, or rights to purchase or acquire any additional shares of capital stock. All of the issued and outstanding shares of common stock of each MEDASYS Subsidiary are validly issued, fully paid, and nonassessable.

         2.06 FINANCIAL STATEMENTS.

         (a) Not later than 21 days following execution of this Agreement, MEDASYS shall furnish CITATION with copies of the following financial statements accurately translated into English:

                  (i) Consolidated balance sheets (Bilans consolides), statements of income or loss (Comptes de resultat), together with the notes thereto, as certified by MEDASYS' independent certified public accountants (Commissaires aux comptes), for each of the years in the 3-year period ended December 31, 1997;


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



                  (ii) The unaudited balance sheet and the statement of income or loss for each of the MEDASYS Subsidiaries at and for the period ending December 31, 1997; and

                  (iii) The unaudited MEDASYS consolidated balance sheet and statement of income or loss at and for the quarter ended June 30, 1998, together with notes thereto.

         (b) The financial statements referenced above in subsection (a) of this Section are referred to collectively as the "MEDASYS FINANCIAL STATEMENTS" and the June 30, 1998, consolidated balance sheet is referred to as the "MEDASYS JUNE 30, 1998, BALANCE SHEET." The MEDASYS Financial Statements have been prepared in accordance with the books and records of MEDASYS and the MEDASYS Subsidiaries, separately, both (i) in accordance with French generally accepted accounting principles (principes comptables generalement admis), consistently applied, and (ii) in accordance with U.S. generally accepted accounting principles, consistently applied, and present fairly the consolidated financial position of MEDASYS and the financial position of the MEDASYS Subsidiaries at the dates thereof and the consolidated results of their operations and cash flows of MEDASYS and the MEDASYS Subsidiaries, except that with respect to the unaudited MEDASYS Financial Statements referenced above in subsection (a) of this Section, financial statement note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted and such unaudited MEDASYS Financial Statements are subject to normal year-end adjustment, but nevertheless the disclosures contained in such statements are adequate to make the information presented not misleading.

          (c) MEDASYS and the MEDASYS Subsidiaries have each prepared, kept, and maintained through the date hereof true, correct, and complete financial and other books and records of their affairs which fairly reflect their respective assets, properties, liabilities, and operations.

          (d) All of the assets and liabilities which are reflected in the MEDASYS Financial Statements were acquired in the ordinary course of business, except as set forth in SCHEDULE 2.06.

         (e) The accounts receivable of MEDASYS and the MEDASYS Subsidiaries shown on the MEDASYS June 30, 1998, Balance Sheet (including all long-term accounts receivable) and all accounts receivable which have arisen subsequent to June 30, 1998, represent sales made in the ordinary course of business, are current and collectible and the same will be collected in full (net of stated reserves for bad debts) in the ordinary course of business and are not subject to any claims, offsets, allowances, or adjustments not reflected thereon. For the financial statements referred to in SECTION 2.06(A), MEDASYS has

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



consistently applied its revenue recognition policies and there have been no changes in such revenue recognition policies or the applications thereof.

         2.07 REPORTS. For the period commencing five years prior to the date of this Agreement, MEDASYS and the MEDASYS Subsidiaries have filed all reports, registrations, and statements, together with any required amendments thereto, in a timely manner, that they were required to file with any authority or administration pursuant to any legal, judicial, statutory, or contractual obligations that may be applicable. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "MEDASYS REPORTS." As of their respective dates, the MEDASYS Reports complied in all material respects with all rules and regulations promulgated by any authority or administration pursuant to any legal, judicial, statutory, or contractual obligations that may be applicable, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. MEDASYS and the MEDASYS Subsidiaries keep the records pertaining to their business at their registered offices. The said records contain any documents that may be necessary to deal with any complaint from third parties and cover a period of time that is at least equal to the limitation period provided by the laws currently in force. True, correct, and complete copies of all MEDASYS Reports for the three years ended December 31,1997, and for the period from January 1, 1998 through June 30, 1998, have been supplied by MEDASYS to CITATION.

         2.08 TITLE TO AND CONDITION OF ASSETS AND SUBSIDIARY ASSETS.

         (a) Except as may be reflected in the MEDASYS Financial Statements, MEDASYS and the MEDASYS Subsidiaries have, and at the commencement and completion of each of the French IPO and the Exchange Offer will have, good and marketable title to all of their respective properties and assets, including, without limitation, those reflected on the MEDASYS June 30, 1998, Balance Sheet, free and clear of any liens, charges, pledges, encumbrances, defects, claims, or rights of third parties, except:

                  (i) as set forth in SCHEDULE 2.08 under the heading "Encumbrances;" or

                  (ii) for liens for taxes, assessments, or other governmental charges not yet delinquent; or

                  (iii) with respect to real property only, for such easements and other encumbrances as do not individually or in the aggregate materially and adversely affect the use or value of such real estate.


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



         (b) No material assets reflected on the MEDASYS June 30, 1998, Balance Sheet, in respect of MEDASYS or the MEDASYS Subsidiaries have been sold, leased, transferred, assigned, or otherwise disposed of since June 30, 1998, except in the ordinary course of business or as set forth in SCHEDULE 2.08 under the heading "Dispositions."

         (c) All furniture, fixtures, vehicles, machinery, computer hardware and shop equipment, equipment, and computer software owned or used by MEDASYS and the MEDASYS Subsidiaries, including any of such items leased as a lessee and all facilities and improvements comprising part of any owned or leased real property, taken as a whole as to each of the foregoing, and with no single such item being deemed of material importance, is fit for the purposes for which they are currently used, will remain in the same level of order and repair as currently exists through the completion of the Exchange Offer, and will remain free of defects not currently existing and in the same operating condition as is currently existing, subject only to normal wear and tear, and are not in need of replacement, maintenance, or repair except for routine replacement, maintenance, and repair and to the disposition in the ordinary course of business, and the amounts at which they are valued on the MEDASYS June 30, 1998, Balance Sheet reflects the normal valuation policy of MEDASYS in accordance with French and U.S. generally accepted accounting principles. The properties and assets of MEDASYS and the MEDASYS Subsidiaries constitute all of the properties and assets necessary for the conduct of the business in substantially the same manner as the business has heretofore been conducted. The operation by MEDASYS and the MEDASYS Subsidiaries of such properties is in compliance in all material respects with all applicable laws, ordinances, and rules and regulations of any governmental authorities having jurisdiction.

         2.09 MEDASYS AND MEDASYS SUBSIDIARIES REAL PROPERTY.

         (a) Neither MEDASYS nor the MEDASYS Subsidiaries owns any real property. The address, square footage, and other relevant details of each parcel of real property leased by MEDASYS and the MEDASYS Subsidiaries as lessee or as credit loaner as well as the name of the lessor, the date of the lease and each amendment thereto is set forth in SCHEDULE 2.09 under the heading "MEDASYS REAL PROPERTY" (the "MEDASYS REAL PROPERTY") and correct and complete copies of such leases or credit loans have been delivered to CITATION.

         (b) MEDASYS and the MEDASYS Subsidiaries enjoy peaceful possession of all of the MEDASYS Real Property, free and clear of any liens created by MEDASYS or a MEDASYS Subsidiary. In particular, all current leases executed by MEDASYS and the MEDASYS Subsidiaries as lessee are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

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



         (c) [Reserved]

         (d) To the knowledge of MEDASYS and the MEDASYS Subsidiaries, there are not administrative or regulatory measures that may limit their or CITATION's right to free enjoyment of the real property at their disposal, at the present time or in the future.

         (e) Except as set forth in SCHEDULE 2.09 under the heading of "Property Especially Mentioned," neither any MEDASYS Real Property nor any real property now or, to the best of MEDASYS' knowledge, previously held or used by MEDASYS or any of the MEDASYS Subsidiaries is or was subject to Statute No. 76-663, dated July 19, 1976 (Environmental Law concerning protected activity (Installations classees)), nor is or was in violation of any national, federal, state, provincial, or municipal environmental laws, regulations, or ordinances and there are not nor have there been conditions existing on any of the MEDASYS Real Property or on any real property held by any of the MEDASYS Subsidiaries, which give rise to, or may give rise to, any such violation, or which require or may in the future require remedial action under or with respect to such laws, regulations, and ordinances.

         2.10 CONTRACTS, COMMITMENTS, AND CERTAIN LOANS.

         (a) Set forth on SCHEDULE 2.10 is a complete and accurate listing of all agreements (written or oral) and other contracts (including any leases, whether as lessor or as lessee) to which MEDASYS or any of the MEDASYS Subsidiaries is a party which involve an annual commitment of funds by either of more than FFR300,000 or which cannot be terminated by MEDASYS or any Subsidiary on 30 days notice or less without liability.

         (b) Except for the contracts and agreements required to be listed on
SCHEDULE 2.10, neither MEDASYS nor any of the MEDASYS Subsidiaries is a party to or bound by any written or oral:

                  (i) agreement, contract, arrangement, understanding, or commitment with any labor union or similar organization;

                  (ii) [Reserved]

                  (iii) franchise or license agreement;

                  (iv) employment, severance or termination pay, agency, consulting, or similar agreement, contract, arrangement, understanding or commitment;


Agreement and Plan of Reorganization                                     Page 13

                  (v) loans or other obligations payable or owing to any officer, director, or employee, except (A) salaries and wages incurred and accrued in the ordinary course of business and/or (B) obligations due in respect of any depository accounts maintained by any of the foregoing at a bank in the ordinary course of business;

                  (vi) agreements to acquire any business, business entity, or any significant line of business; and

                  (vii) other material agreement, contract, arrangement, understanding or commitment extending beyond six months from the date hereof that cannot be canceled without cost or penalty upon notice of 30 days or less.

         (c) MEDASYS and each of the MEDASYS Subsidiaries each carry property, casualty, liability, fidelity, and other insurance coverages as set forth in
SCHEDULE 2.10 under the heading "Insurance."

         (d) True, correct, and complete copies of the agreements, contracts, leases, insurance policies, and other documents referred to in SCHEDULE 2.10 have been made available to CITATION prior to the date hereof.

         (e) Each of the agreements, contracts, leases, insurance policies, and other documents referred to in SCHEDULE 2.10 is a valid, binding, and enforceable obligation of MEDASYS and, to the knowledge of MEDASYS, the other parties sought to be bound thereby, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.

         2.11 ABSENCE OF DEFAULTS. Except as set forth in SCHEDULE 2.11 attached hereto under the heading "Defaults," to its knowledge there are no pending material disputes between MEDASYS or the MEDASYS Subsidiaries and the other parties to the agreements, contracts, leases, insurance policies, and other documents referred to in SCHEDULE 2.10, and all such agreements, contracts, leases, insurance policies, and other documents are in full force and effect and not in default in any material respect with respect to MEDASYS or the MEDASYS Subsidiaries, or, to the best of MEDASYS' knowledge, any other party thereto, and will, subject to their respective terms, continue in full force and effect and will not be materially modified after the completion of the Exchange Offer by reason of the Exchange Offer. The completion of the transactions contemplated herein (including the change in control aspects thereof) will not give rise to the right to any party to terminate or materially modify any such agreement or contract. MEDASYS and the MEDASYS Subsidiaries are not a party to any agreement or contract which, singly or in the aggregate, materially and

Agreement and Plan of Reorganization                                     Page 14
adversely affects the business, operations, properties, assets or condition (financial or otherwise) of MEDASYS or the MEDASYS Subsidiaries.

         2.12 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in
SCHEDULE 2.12 attached hereto:

         (a) Neither MEDASYS nor any of the MEDASYS Subsidiaries, as of the date hereof, has any debts, liabilities, or obligations, whether accrued, absolute, contingent, or otherwise and whether due or to become due, except:

                  (i) liabilities reflected in the MEDASYS June 30, 1998, Balance Sheet; or

                  (ii) debts, liabilities or obligations incurred since June 30, 1998, in the ordinary and usual course of their respective businesses, none of which are for breach of contract, breach of warranty, tort, infringement, or lawsuits, and none of which materially and adversely affect their respective financial positions or results of operations, or businesses, assets, or operations.

         (b) MEDASYS and each of the MEDASYS Subsidiaries were not, as of December 31, 1997, and since such date have not become a party to, any contract or agreement which affected, affects, or may reasonably be expected to affect, materially and adversely, their respective financial positions, results of operations, businesses, assets, or operations.

         (c) [Reserved]

         2.13 TAX AND LABOR LAW RELATED LIABILITIES. MEDASYS and each of the MEDASYS Subsidiaries have timely filed or will timely file all national, provincial, and local declarations and returns required to be filed at or prior to the completion of the Exchange Offer. Concerning their respective activities, and employees with respect to tax, custom, labor, and social security laws and regulations, MEDASYS and each of the MEDASYS Subsidiaries have paid, or have set up adequate reserves on the MEDASYS June 30, 1998, Balance Sheet for the payment of, all charges, duties, and contributions of any nature whatsoever due under applicable social security, custom and tax laws and regulations (hereinafter the "TAXES") required to be paid in respect of the periods covered by such returns and have set up adequate reserves on the MEDASYS June 30, 1998, Balance Sheet for the payment of all Taxes anticipated to be payable in respect of the periods subsequent to the last of said periods for which returns have been filed (treating for this purpose the completion of the Exchange Offer as the last day of an applicable period, whether or not it is in fact the last day of a taxable period). MEDASYS and the MEDASYS Subsidiaries have withheld and paid any taxes required to have been withheld and paid by MEDASYS or the MEDASYS Subsidiaries in connection with amounts paid or owing to any employee,

Agreement and Plan of Reorganization                                     Page 15
independent contractor, creditor, shareholders, or other party. To its knowledge, neither MEDASYS nor any of the MEDASYS Subsidiaries will have any material liability for any such Taxes in excess of the amounts so paid or reserves so established and no material deficiencies for any tax, assessment, or governmental charge have been proposed, asserted, or assessed (tentatively or definitely) against MEDASYS or any of the MEDASYS Subsidiaries which would not be covered by existing reserves. Neither MEDASYS nor any of the MEDASYS Subsidiaries is delinquent in the payment of any material Taxes, assessment, or governmental charge, nor has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have been audited and have not since been filed and no requests for waivers of the time to assess any Taxes are pending. Neither MEDASYS nor any of the MEDASYS Subsidiaries is currently undergoing an audit by the French tax, customs, or social security authorities. Except as set forth on SCHEDULE 2.13, there are not open tax returns and no open tax years with respect to which applicable taxing authorities have the right of examination and may seek increased assessments. No extensions have been requested for any tax return for MEDASYS or any of the MEDASYS Subsidiaries.

         2.14 MATERIAL ADVERSE CHANGE. Except as otherwise disclosed in any of the Schedules referenced in this Article II, since June 30, 1998, there has been no material adverse change in the business, financial condition, results of operations, or prospects of MEDASYS and the MEDASYS Subsidiaries taken as a whole.

         2.15 LEGAL PROCEEDINGS.

         (a) Except as set forth in SCHEDULE 2.15, which sets forth with respect to any such pending or threatened proceeding or investigation the forum, the parties thereto, the subject matter thereof, and the amount of damages claimed or other remedy requested: (i) there is no claim, action, suit, or proceeding, or governmental proceeding or investigation, pending or to its knowledge threatened against MEDASYS or any of the MEDASYS Subsidiaries or any of their respective officers, directors, or employees in their capacity as such, or the business, properties, or assets, or any of its managers, directors, officers, or employees, in their respective capacities as such; and (ii) no such claim, action, suit, or proceeding, or governmental proceeding or investigation, if adversely determined, will affect materially and adversely the financial conditions, results of operations, business, assets, or operations of MEDASYS and the MEDASYS Subsidiaries, taken as a whole. Neither MEDASYS nor any of the MEDASYS Subsidiaries is subject to any order, judgment, decree, injunction, stipulation, or consent order of or with any court or governmental entity which impedes its ability to conduct its business in the ordinary course in any material way.

         (b) There is no legal action or governmental proceeding or investigation pending or to its knowledge threatened against MEDASYS or any of the MEDASYS Subsidiaries that

Agreement and Plan of Reorganization                                     Page 16
could prevent or adversely affect or seeks to prohibit the consummation of the transactions contemplated hereby, nor is MEDASYS or any of the MEDASYS Subsidiaries subject to any order of court or governmental authority having any such effect.

         (c) There are no material claims, actions, suits, or proceedings pending or threatened against any director, officer, employee, or agent of MEDASYS or any of the MEDASYS Subsidiaries which could give rise to a claim of indemnification.

         2.16 GOVERNMENTAL COMPLIANCE.

         (a) MEDASYS and the MEDASYS Subsidiaries are in compliance in all material respects with all laws, ordinances, rules, regulations, and orders, and material licenses and permits that are applicable to each of MEDASYS and the MEDASYS Subsidiaries, and except as set forth in SCHEDULE 2.16 under the heading "Missing Permits," each of MEDASYS and the MEDASYS Subsidiaries holds all permits, business licenses, certificates, franchises, and other similar items, which, if not held, would materially adversely affect the financial condition, operations, prospects, and/or ownership rights as to the assets and properties of MEDASYS taken as a whole. No governmental authority has since January 1, 1996, challenged or questioned the legal right of MEDASYS or the MEDASYS Subsidiaries to manufacture, offer, or sell any of its products or services in the present manner or style thereof.

         (b) Except as set forth in SCHEDULE 2.16, under the heading "Environmental Liabilities," neither MEDASYS nor any of the MEDASYS Subsidiaries is subject to a material liability as a result of its ownership, operation, or use of any MEDASYS Real Property (a) that is contaminated by or contains any hazardous waste, toxic substance, or related materials, including without limitation, asbestos, PCBs, pesticides, herbicides, or any other substance or waste that is hazardous to human health or the environment (collectively, a "TOXIC SUBSTANCE"), or (b) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof. No claim, action, suit, proceeding, or investigation is pending or has been initiated against MEDASYS or any of the MEDASYS Subsidiaries relating to the MEDASYS Real Property before any court or other governmental authority or arbitration tribunal relating to hazardous substances, pollution, or the environment, and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting MEDASYS or any of the MEDASYS Subsidiaries with respect to the same. Except for statutory or regulatory restrictions of general application, no national, federal, state, municipal or other governmental authority has placed any restriction on the business of MEDASYS or the MEDASYS Subsidiaries which reasonably could be expected to have a material adverse effect on the business, financial condition, results of operations, or prospects of MEDASYS or the MEDASYS Subsidiaries.


Agreement and Plan of Reorganization                                     Page 17

         2.17 LABOR AND EMPLOYMENT.

         (a) No work stoppage involving MEDASYS or any of the MEDASYS Subsidiaries is pending or, to the knowledge of MEDASYS, threatened. MEDASYS and the MEDASYS Subsidiaries are not involved in, threatened with, or affected by, any labor dispute, arbitration, lawsuit, or administrative proceeding which could materially and adversely affect the business of MEDASYS and any of the MEDASYS Subsidiaries.

         (b) MEDASYS and the MEDASYS Subsidiaries employ respectively full-time and part-time employees, on the date hereof, all as set forth on SCHEDULE 2.17.

         (c) Except as disclosed in SCHEDULE 2.17, no special agreement has been signed or otherwise entered into with trade union or personnel representatives of the employees working for MEDASYS or the MEDASYS Subsidiaries. No employees or agents working for MEDASYS and the MEDASYS Subsidiaries receive a compensation proportional to profits or turnover, except as set forth on
SCHEDULE 2.17.

         (d) MEDASYS and the MEDASYS Subsidiaries have fulfilled all of their respective obligations under applicable law and any collective bargaining agreement towards the employees working for them that a reasonable employer in the business would be aware of, and in particular the obligations with respect to the payment of minimum salaries. All employment contracts (contrats de travail) and all independent worker contracts (contrats d'honoraires) entered into by MEDASYS or any of the MEDASYS Subsidiaries meet all applicable requirements of French law, and the independent worker contracts present all of the characteristics of contrats d'honoraires under French law, and are not, in particular, susceptible to recharacterization as employment contracts. No strike or similar labor trouble has interrupted the business of MEDASYS and MEDASYS Subsidiaries during the five years prior to the date hereof.

         (e) No written or oral commitment or undertaking has been made to employees of MEDASYS and the MEDASYS Subsidiaries with respect to any future increase of salaries, compensation, or other benefits. No group dismissals or resignations are currently in progress among their employees.

         (f) No stock option plan or special compensation or severance pay arrangement that would be effective upon the change of control of MEDASYS has been concluded with or promised to any employees, directors, or the corporate officials (mandataires sociaux) of MEDASYS

         (g) Neither MEDASYS nor any MEDASYS Subsidiaries have contracted any obligations towards members of their personnel or their corporate officials (mandataires

Agreement and Plan of Reorganization                                     Page 18
sociaux), whether current or former, or the assignees thereof, in particular in the form of immediate or deferred compensation, including pension, retirement supplement, or surviving spouse pension nor have they granted any increase in salary, whether individual or collective since June 30, 1998, except as set forth on SCHEDULE 2.17.

         (h) Neither MEDASYS nor any MEDASYS Subsidiaries has signed or otherwise entered into any consulting agreements, employment contracts for a fixed term the duration of which exceeds one year, or entered into any special commitments in connection with employment contracts, consultancy agreements, or other work-related arrangements outside the ordinary course of business, except as set forth on SCHEDULE 2.10 or SCHEDULE 2.17.

         (i) MEDASYS and the MEDASYS Subsidiaries have paid or accrued in full all wages, salaries, commissions, bonuses, and other compensation (including severance and vacation benefits) for all services performed by their employees, independent contractors, former employees, and former independent contractors.

         (j) MEDASYS and the MEDASYS Subsidiaries have fulfilled all of their respective material obligations under applicable law with respect to employee representatives.

         2.18 MATERIAL INTERESTS OF CERTAIN PERSONS. Except as set forth on
SCHEDULE 2.18, to the knowledge of MEDASYS, no officer or director of MEDASYS or any of the MEDASYS Subsidiaries has any material interest in any material contract or property (real or personal, tangible or intangible), used in or pertaining to the business of MEDASYS or such Subsidiary.

         2.19 EMPLOYEE AND EXECUTIVE MANAGER BENEFIT PLANS. There are set forth in SCHEDULE 2.19 all pension, retirement, stock option, stock purchase, stock ownership, restricted stock, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, cafeteria, severance, and other employee or executive manager benefit, incentive, and welfare policies, contracts, plans, and arrangements, and all agreements related thereto, in respect of any of the present or former directors, officers, or other employees of MEDASYS and the MEDASYS Subsidiaries (collectively, "EMPLOYEE PLANS OR POLICIES"). Except as set forth in SCHEDULE 2.19, all Employee Plans or Policies covering or applying to employees of MEDASYS or any MEDASYS Subsidiary in the United States currently comply and have at all relevant times complied in all material respects with all applicable laws, requirements, and orders under the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the United States Internal Revenue Code of 1986, as amended (the "CODE"), and state or provincial law. With respect to each Employee Plan or Policy covering or applying to employees in the United States which is a pension plan (as defined in Section 3(2) of ERISA) (the "PENSION PLANS"), except

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



as set forth in SCHEDULE 2.19: (a) no Pension Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA; (b) each Pension Plan, to the extent necessary and applicable, is "qualified" within the meaning of Section 401(a) of the Code, and each related trust, if any, is exempt from taxation under Section 501(a) of the Code; (c) the present value of all benefits vested and all benefits accrued under each Pension Plan which is subject to Title IV of ERISA did not, in each case, as of the last applicable annual valuation date (as indicated on SCHEDULE 2.19), exceed the value of the assets of the Pension Plans allocable to such vested or accrued benefits; (d) no Pension Plan or any trust created thereunder, nor any trustee, fiduciary, or administrator thereof, has engaged in a "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA, which could subject such plan or trust, or any trustee, fiduciary, or administrator thereof, or any party dealing with any such plan or trust, to the tax or penalty on prohibited transactions imposed by said
Section 4975 or by Section 502(l) of ERISA; (e) no Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any Pension Plan, as that term is defined in Section 4043 of ERISA; and (f) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in
Section 302 of ERISA (whether or not waived), since the effective date of ERISA. Except as set forth on SCHEDULE 2.19, MEDASYS is not contemplating amending, modifying, or terminating any Employee Plans or Policies or any Pension Plans, or establishing any new plan, of MEDASYS or any MEDASYS Subsidiary.

          2.20 CONDUCT OF MEDASYS AND OF MEDASYS SUBSIDIARIES TO DATE. Except as disclosed in SCHEDULE 2.20, from and after June 30, 1998:

          (a) MEDASYS and the MEDASYS Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their past practices;

          (b) Neither MEDASYS nor any of the MEDASYS Subsidiaries has issued or sold any of its capital stock or any corporate debt securities which should, under French generally accepted accounting principles (principes comptables generalement admis), be classified as long-term debt on its balance sheet (except pursuant to outstanding options, warrants, or other rights to purchase such capital stock);

          (c) MEDASYS has not granted any option for the purchase of its capital stock, effected any stock split, or otherwise changed its capitalization;

          (d) MEDASYS has not declared, set aside, or paid any dividend or other distribution in respect of its capital stock, or, directly or indirectly, redeemed or otherwise acquired any of its capital stock;


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



          (e) Neither MEDASYS nor any of the MEDASYS Subsidiaries has incurred any material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or mortgaged, pledged, or subjected to lien, claim, security interest, charge, encumbrance, or restriction on any of its assets or properties;

          (f) Neither MEDASYS nor any of the MEDASYS Subsidiaries has discharged or satisfied any material lien, mortgage, pledge, claim, security interest, charge, encumbrance, or restriction or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business;

          (g) Neither MEDASYS nor any of the MEDASYS Subsidiaries has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business;

          (h) Neither MEDASYS nor any of the MEDASYS Subsidiaries has, except for hiring and terminating employees in the ordinary course of business: increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases in accordance with existing policy or pursuant to any statutory scheme; entered into any new, or amended or supplemented any existing employment, management, consulting, deferred compensation, severance, or other similar contract; entered into, terminated, or substantially modified any Employee Plan or Policy in respect of any of its present or former directors, officers, or other employees; or agreed to do any of the foregoing;

          (i) Neither MEDASYS nor any of the MEDASYS Subsidiaries has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any government or any agency of any government, flood, windstorm, embargo, riot, act of God or the enemy, or other similar or dissimilar casualty or event or otherwise, and whether or not covered by insurance; and

          (j) Neither MEDASYS nor any of the MEDASYS Subsidiaries has entered into any material transaction, contract, or commitment outside the ordinary course of its business.

         (k) Neither MEDASYS nor any of the MEDASYS Subsidiaries has made a change in its accounting policies, principles, or practices.

         (l) Neither MEDASYS nor any of the MEDASYS Subsidiaries has made a reduction in any balance sheet reserves, except for related cash payments.


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



         2.21 [RESERVED]

         2.22 BROKERS, INVESTMENT BANKERS, AND FINDERS. Neither MEDASYS, the MEDASYS Subsidiaries, nor any of their respective officers, directors, or employees has employed any broker, investment banker, finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, investment banker fees or commissions, or finder's fees, except as described in
SCHEDULE 2.22, and no broker, investment banker, or finder has acted directly or indirectly for MEDASYS and/or the MEDASYS Subsidiaries in connection with this Agreement or the transactions contemplated hereby, except as described in
SCHEDULE 2.22.

         2.23 INTELLECTUAL PROPERTY MATTERS.

         (a) As used herein "MEDASYS SOFTWARE" shall include (i) all proprietary software and related software system(s), including but not limited to all algorithms, flow charts, logic diagrams and listings which pertain to MEDASYS' proprietary system of computer programs, either in source or binary form (including both software and firmware), specifications and other materials (including, but not limited to techniques, concepts and know-how implicit therein) relating to said computer programs, including documentation, confidential supporting documentation, escrow agreements, and other printed descriptive documents provided to or for the use of the customers of MEDASYS, or otherwise used by MEDASYS for commercial purposes, and (ii) all software listed under the heading "MEDASYS Software" in SCHEDULE 2.23.

         (b) MEDASYS is the sole owner of the MEDASYS Software, free and clear of any liens, encumbrances, licenses, transfer agreements, infringements, enforceable claims, and domestic or foreign government regulations, except as set forth in SCHEDULE 2.23, under the heading "Exceptions to Title."

         (c) All of the MEDASYS Software was conceived and developed by MEDASYS, except as set forth in SCHEDULE 2.23 under the heading "Third Party Developed Software."

         (d) Neither the MEDASYS Software nor any significant part thereof is in the public domain. The MEDASYS Software is in all material respects proprietary to MEDASYS. MEDASYS has the full right, power, and authority to disclose the MEDASYS Software to CITATION. The MEDASYS Software disclosed to CITATION hereunder does not infringe any patent, copyright, trademark, development, ownership, or any other proprietary right of any other person or entity.

         (e) There are no asserted, and MEDASYS is unaware of any unasserted, claim or demand against MEDASYS regarding the MEDASYS Software, which could or would in

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



any way impede or interfere with the commercial use of the MEDASYS Software upon completion of the transactions contemplated herein, except as set forth in
SCHEDULE 2.23 under the heading "Claims."

         (f) MEDASYS has the full and sole right to disclose the MEDASYS Software to CITATION and to transfer title of the MEDASYS Software.

         (g) MEDASYS and each of the MEDASYS Subsidiaries has met all material regulatory requirements to sell its software commercially to customers in each market in which it sells such software, except as set forth in SCHEDULE 2.23 under the heading "Missing Regulatory Requirements."

         (h) SCHEDULE 2.23 sets forth a complete and correct list of all patents, trademarks, trade names and other intellectual property rights of MEDASYS and the MEDASYS Subsidiaries. MEDASYS and the MEDASYS Subsidiaries own or have the exclusive right to use pursuant to license, sublicense, agreement or permission all intellectual property rights necessary for the operation of their respective businesses as presently conducted. MEDASYS and the MEDASYS Subsidiaries have not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, and MEDASYS has not received any written notice alleging any such interference, infringement, misappropriation, or violation (including any such claim that MEDASYS and the MEDASYS Subsidiaries must license or refrain from using any intellectual property rights of any third party). To the knowledge of MEDASYS, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of MEDASYS and the MEDASYS Subsidiaries in connection with their respective businesses or operations.

         2.24 YEAR 2000 COMPLIANT. Except as set forth on SCHEDULE 2.24, to the best knowledge of MEDASYS, all computer software and hardware sold by, licensed by, or utilized by MEDASYS or any MEDASYS Subsidiary is, or is reasonably expected to be, Year 2000 compliant, which, for purposes of this Agreement, shall mean that the data outside the range 1900-1999 will be correctly processed in any level of computer hardware or software including, but not limited to, microcode, firmware, applications programs, files and data bases. All computer software is, or MEDASYS is taking steps to ensure that all computer software will be, designed to be used prior to, during and after the calendar year 2000 A.D., and such software will operate during each such time period without material error relating to date data, specifically including any error relating to, or the product of, date data that represents or references different centuries or more than one century.

         2.25 ACCURACY OF INFORMATION. The statements contained in this Agreement, the Schedules, and in any other written document executed and delivered by or on behalf of

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



MEDASYS and the MEDASYS Subsidiaries pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

         2.26 MEDASYS PRINCIPALS.

         (a) Each of the MEDASYS Principals beneficially owns the number of MEDASYS Common shares and MEDASYS warrants set opposite such Principal's name on
SCHEDULE 2.26. Each MEDASYS Principal holds such shares and warrants free of any pledge, charge, claim, escrow or any other measure of preventive attachment whatsoever, except as set forth in SCHEDULE 2.26. Such shares are not subject to any option, agreement, or restriction of any kind whatsoever, with respect both to their free disposal and to any rights pertaining thereto.

         (b) Each MEDASYS Principal has the capacity and authority to enter into this Agreement and to carry out the terms hereof. Subject to the approvals set forth in SECTION 2.02 and SECTION 3.02, this Agreement is the valid and binding agreement of the MEDASYS Principals, enforceable against the MEDASYS Principals in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to the enforcement of creditor's rights generally, and except that equitable principals may limit the right to obtain specific performance or other equitable remedies.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF CITATION
                         AND OF THE CITATION PRINCIPALS

         As a material inducement to MEDASYS and the MEDASYS Principals to enter into and perform their respective obligations under this Agreement, and notwithstanding any examinations, inspections, audits, or other investigations made by MEDASYS or the MEDASYS Principals, CITATION hereby represents and warrants to MEDASYS and the MEDASYS Principals as set forth in SECTION 3.01 through SECTION 3.25 of this Agreement, and the CITATION Principals severally represent to MEDASYS and the MEDASYS Principals as set forth in SECTION 3.26, as follows:

         3.01 ORGANIZATION AND AUTHORITY.

         (a) CITATION is a corporation duly organized, validly existing, and in good standing under the laws of Missouri, and all other jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and has

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



corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted, which jurisdictions are set forth on
SCHEDULE 3.01.

         (b) CITATION has no subsidiaries except those set forth on SCHEDULE
3.01 (the "CITATION SUBSIDIARIES" in this Article III and in such other places herein as the context shall require). Each of the CITATION Subsidiaries is duly authorized, validly existing, and in good standing in its place of incorporation and in all jurisdictions in which it does business or owns or leases property, which jurisdictions are set forth in SCHEDULE 3.01. Each of the CITATION Subsidiaries possesses all corporate power and authority and holds all necessary regulatory approvals and licenses to own and operate its respective properties and to carry out its respective businesses as and where the same are now being conducted.

         3.02 CORPORATE AUTHORIZATION; RECORDS.

         (a) CITATION has the corporate power and authority to enter into this Agreement and, subject to the approval, authorization or opinion of the U.S. Securities and Exchange Commission, and the New Market Company (Societe du Nouveau Marche), the French Securities Exchange Commission (la Commission des Operations de Bourse), the Financial Market Council (Conseil des Marches Financiers), the French Department of Finance and the Anti-trust Authorities (Direction de law Concurrence et de la Consommation), to carry out its obligations hereunder. The only shareholder votes of CITATION required with respect to the transactions contemplated in this Agreement are approvals of each of: (i) an amendment for CITATION's Articles of Incorporation to authorize additional CITATION Common shares for issuance pursuant to (A) the French IPO, and (B) the Exchange Offer; (ii) an amendment to CITATION's Articles of Incorporation to authorize the proposed name change to "MEDASYS International, Inc.," effective upon completion of the Exchange Offer; (iii) either an amendment to the existing CITATION Incentive Stock Option Plan or adoption of additional stock option plan(s) to accommodate the anticipated number of CITATION Common shares underlying options granted pursuant to the transactions contemplated in this Agreement; and (iv) approval of this Agreement as a whole. The execution, delivery, and performance of this Agreement by CITATION and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of CITATION. Subject to the approvals as aforesaid, this Agreement is the valid and binding obligation of CITATION, enforceable against CITATION in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.


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



         (b) Neither the execution, delivery, and performance by CITATION of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by CITATION with any of the provisions hereof, will (a) except as set forth in SCHEDULE 3.02 attached hereto, violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, security interest, charge, or encumbrance upon any of the properties or assets of CITATION or any of the CITATION Subsidiaries under any of the terms, conditions, or provisions of (i) the articles of incorporation or by-laws of each, or (ii) except as set forth in SCHEDULE 3.02 attached hereto, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which CITATION or any of the CITATION Subsidiaries is a party or by which it may be bound, or to which CITATION or any of the CITATION Subsidiaries or any of the properties or assets of CITATION or any of the CITATION Subsidiaries may be subject, or (b) subject to compliance with the statutes and regulations referred to in this Section, violate any judgment, ruling, order, writ, injunction, decree, or to the best of CITATION's knowledge, any statute, rule, or regulation applicable to CITATION or any of the CITATION Subsidiaries or any of their respective properties or assets.

         (c) There is no proceeding pending, or as to which CITATION, the CITATION Subsidiaries, or the CITATION Principals have received any notice of assertion against CITATION or the CITATION Subsidiaries, that in any manner challenges or seeks, or reasonably could be expected, to prevent, enjoin, alter, or materially delay any of the transactions contemplated by this Agreement. None of CITATION, the CITATION Subsidiaries, or the CITATION Principals are prohibited by any order, writ, injunction, or decree of any governmental authority from completing the transactions contemplated by this Agreement and no such proceeding is pending against CITATION, the CITATION Subsidiaries, or the CITATION Principals that questions the validity of this Agreement, any of the transactions contemplated hereby or any action that has been taken by CITATION or the CITATION Subsidiaries in connection herewith or in connection with any of the transactions contemplated hereby.

         (d) Other than in connection or in compliance with the applicable provisions of the French Acts, the Securities Act, the Exchange Act, the securities or blue sky laws of the various states, or filings, consents, reviews, authorizations, approvals, or notice of French Authorities set forth in
SECTION 3.02 of this Agreement, no notice to, filing with, exemption or review by, or authorization, consent, or approval of, any public body or authority is necessary for the consummation by CITATION of the transactions contemplated by this Agreement.


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



         (e) The minute books and stock records of CITATION and the CITATION Subsidiaries are complete and correct in all material respects and accurately reflect in all material respects all meetings, consents and other actions of the organizers, incorporators, shareholders, boards of directors, and committees of the boards of directors occurring since the organization of each.

         3.03 SUBSIDIARIES OF CITATION SUBSIDIARIES. Except as set forth in
SCHEDULE 3.03 attached hereto, the CITATION Subsidiaries have no subsidiaries and do not control, or have any interest in any other corporation, partnership, joint venture, or other business association.

         3.04 CAPITALIZATION OF CITATION. The authorized stock of CITATION consists of 10,000,000 shares of CITATION Common and 5,000,000 shares of preferred stock, par value $0.01 per share. Since June 30, 1998, no CITATION Common shares have been issued. Except as set forth in SCHEDULE 3.04, there are no other shares of capital stock or other equity securities of CITATION outstanding and no other options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of CITATION, or contracts, commitments, understandings, or arrangements by which CITATION is or may become bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.
SCHEDULE 3.04 summarizes all plans and agreements for all options, warrants, scrip, rights to subscribe to, calls, and commitments, and the number of shares for which each is subject. All of the issued and outstanding CITATION Common shares are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right to any shareholder of CITATION.

         3.05 CAPITALIZATION OF THE CITATION SUBSIDIARIES. The authorized capital stock of each of the CITATION Subsidiaries is described in SCHEDULE 3.05 attached hereto under the heading "Capitalization of CITATION Subsidiaries." CITATION has and will have as of the commencement and completion of each of the French IPO and the Exchange Offer good and marketable title to all then issued and outstanding shares of common stock of each Subsidiary, free and clear of any liens, claims, charges, encumbrances, and assessments of any kind or nature whatsoever, except as set forth in SCHEDULE 3.05. There are no other shares of capital stock or other equity securities of any of the CITATION Subsidiaries outstanding and no outstanding options, warrants, script, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of each Subsidiary, or contracts, commitments, understandings, or arrangements by which any such Subsidiary is or may become bound to issue additional shares of capital stock or options, warrants, or rights to purchase or acquire any additional

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



shares of capital stock. All of the issued and outstanding shares of common stock of each CITATION Subsidiary are validly issued, fully paid, and nonassessable.

          3.06 FINANCIAL STATEMENTS.

          (a) Not later than 21 days following execution of this Agreement, CITATION shall furnish MEDASYS with copies of the following financial statements:

                  (i) Consolidated balance sheets, statements of income or loss, statements of cash flows, and statements of shareholders' equity, together with the notes thereto, as certified by CITATION's independent certified public accountants, for each of the years in the 3-year period ended March 31, 1998;

                  (ii) The unaudited balance sheet and the statement of income or loss for each of the CITATION Subsidiaries at and for the period ending March 31, 1998; and

                  (iii) The unaudited CITATION consolidated balance sheet and statement of income or loss at and for the quarter ended June 30, 1998, together with notes thereto.

         (b) The financial statements referenced above in subsection (a) of this Section are referred to collectively as the "CITATION FINANCIAL STATEMENTS," and the June 30, 1998, consolidated balance sheet is referred to as the "CITATION JUNE 30, 1998, BALANCE SHEET." The CITATION Financial Statements have been prepared in accordance with the books and records of CITATION and the CITATION Subsidiaries in accordance with U.S. generally accepted accounting principles consistently applied, and present fairly the consolidated financial position of CITATION and the financial position of the CITATION Subsidiaries at the dates thereof and the consolidated results of their operations and cash flows of CITATION, except that with respect to the unaudited CITATION Financial Statements referenced above in subsection (a) of this Section, financial statement note disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been omitted and such unaudited CITATION Financial Statements are subject to normal year-end adjustment, but nevertheless the disclosures contained in such statements are adequate to make the information presented not misleading.

          (c) CITATION and the CITATION Subsidiaries have each prepared, kept, and maintained through the date hereof true, correct, and complete financial and other books and records of their affairs which fairly reflect their respective assets, properties, liabilities, and operations.


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



          (d) All of the assets and liabilities which are reflected in the CITATION Financial Statements were acquired in the ordinary course of business, except as set forth in SCHEDULE 3.06.

         (e) The accounts receivable of CITATION and the CITATION Subsidiaries shown on the CITATION June 30, 1998, Balance Sheet (including all long-term accounts receivable) and all accounts receivable which have arisen subsequent to June 30, 1998, represent sales made in the ordinary course of business, are current and collectible and the same will be collected in full (net of stated reserves for bad debts) in the ordinary course of business and are not subject to any claims, offsets, allowances, or adjustments not reflected thereon. For the financial statements referred to in SECTION 3.06(a), CITATION has consistently applied its revenue recognition policies and there have been no changes in such revenue recognition policies or the application thereof.

         3.07 REPORTS. For the period commencing five years prior to the date of this Agreement, CITATION and the CITATION Subsidiaries have filed all reports, registrations, and statements, together with any required amendments thereto, in a timely manner, that they were required to file with U.S. Securities and Exchange Commission ("SEC") under the Securities Act and the Exchange Act. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "CITATION REPORTS." As of their respective dates, the CITATION Reports complied in all material respects with all rules and regulations promulgated by the SEC, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. CITATION and the CITATION Subsidiaries keep the records pertaining to their business at their registered offices. The said records contain any documents that may be necessary to deal with any complaint from third parties and cover a period of time that is at least equal to the limitation period provided by the laws currently in force. True, correct, and complete copies of all CITATION Reports for the three years ended March 31, 1998, and for the period from April 1, 1998 through June 30, 1998, have been supplied by CITATION to MEDASYS.

         3.08 TITLE TO AND CONDITION OF ASSETS AND SUBSIDIARY ASSETS.

         (a) Except as may be reflected in the CITATION Financial Statements, CITATION and the CITATION Subsidiaries have, and at the commencement and completion of each of the French IPO and the Exchange Offer will have, good and marketable title to all of their respective properties and assets, including, without limitation, those reflected on the CITATION June 30, 1998, Balance Sheet, free and clear of any liens, charges, pledges, encumbrances, defects, claims, or rights of third parties, except:

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



                  (i) as set forth in SCHEDULE 3.08 under the heading "Encumbrances;" or

                  (ii) for liens for taxes, assessments, or other governmental charges not yet delinquent; or

                  (iii) with respect to real property only, for such easements and other encumbrances as do not individually or in the aggregate materially and adversely affect the use or value of such real estate.

         (b) No material assets reflected on the CITATION June 30, 1998, Balance Sheet in respect of CITATION or the CITATION Subsidiaries have been sold, leased, transferred, assigned, or otherwise disposed of since June 30, 1998, except in the ordinary course of business or as set forth in SCHEDULE 3.08 under the heading "Dispositions."

         (c) All furniture, fixtures, vehicles, machinery, computer hardware and shop equipment, equipment, and computer software owned or used by CITATION and the CITATION Subsidiaries, including any of such items leased as a lessee and all facilities and improvements comprising part of any owned or leased real property, taken as a whole as to each of the foregoing, and with no single such item being deemed of material importance, is fit for the purposes for which they are currently used, will remain in the same level of order and repair as currently exists through the completion of the Exchange Offer, and will remain free of defects not currently existing and in the same operating condition as is currently existing, subject only to normal wear and tear, and are not in need of replacement, maintenance, or repair except for routine replacement, maintenance, and repair and to dispositions in the ordinary course of business, and the amounts at which they are valued on the CITATION June 30, 1998, Balance Sheet reflects the normal valuation policy of CITATION in accordance with generally accepted accounting principals. The properties and assets of CITATION and the CITATION Subsidiaries constitute all of the properties and assets necessary for the conduct of the business in substantially the same manner as the business has heretofore been conducted. The operation by CITATION and the CITATION Subsidiaries of such properties is in compliance in all material respects with all applicable laws, ordinances, and rules and regulations of any governmental authorities having jurisdiction.

         3.09 CITATION AND CITATION SUBSIDIARIES REAL PROPERTY.

         (a) Neither CITATION nor the CITATION Subsidiaries owns any real property. The address, square footage, and other relevant details of each parcel of real property leased by CITATION and the CITATION Subsidiaries as lessee is set forth in SCHEDULE 3.09 under the heading "CITATION Real Property" (the "CITATION REAL PROPERTY").

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



         (b) CITATION and the CITATION Subsidiaries enjoy peaceful possession of all of the CITATION Real Property, free and clear of any liens created by CITATION or a CITATION Subsidiary. In particular, all current leases executed by CITATION and the CITATION Subsidiaries as lessee are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

         (c) [Reserved]

         (d) To the knowledge of CITATION and the CITATION Subsidiaries, there are not administrative or regulatory measures that may limit their right to free enjoyment of the real property at their disposal, at the present time or in the future.

         (e) Except as set forth in SCHEDULE 3.09 under the heading of "Property Especially Mentioned," neither any CITATION Real Property nor any real property now or, to the best of CITATION's knowledge, previously held or used by CITATION or any of the CITATION Subsidiaries is or was in violation of any national, federal, state, provincial, or municipal environmental laws, regulations, or ordinances and there are not nor have there been conditions existing on any of the CITATION Real Property or on any real property held by any of the CITATION Subsidiaries, which give rise to, or may give rise to, any such violation, or which require or may in the future require remedial action under or with respect to such laws, regulations, and ordinances.

         3.10 CONTRACTS, COMMITMENTS, AND CERTAIN LOANS.

         (a) Set forth on SCHEDULE 3.10 is a complete and accurate listing of all agreements (written or oral) and other contracts (including any leases, whether as lessor or as lessee) to which CITATION or any of the CITATION Subsidiaries is a party which involve an annual commitment of funds by either of more than U.S. $50,000 or which cannot be terminated by CITATION or any Subsidiary on 30 days notice or less without liability.

         (b) Except for the contracts and agreements required to be listed on
SCHEDULE 3.10, neither CITATION nor any of the CITATION Subsidiaries is a party to or bound by any written or oral:

                  (i) agreement, contract, arrangement, understanding, or commitment with any labor union or similar organization;

                  (ii) [Reserved]

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



                  (iii) franchise or license agreement;

                  (iv) employment, severance or termination pay, agency, consulting, or similar agreement, contract, arrangement, understanding or commitment;

                  (v) loans or other obligations payable or owing to any officer, director, or employee, except (A) salaries and wages incurred and accrued in the ordinary course of business and/or (B) obligations due in respect of any depository accounts maintained by any of the foregoing at a bank in the ordinary course of business;

                  (vi) agreements to acquire any business, business entity, or any significant line of business; and

                  (vii) other material agreement, contract, arrangement, understanding or commitment extending beyond six months from the date hereof that cannot be canceled without cost or penalty upon notice of 30 days or less.

         (c) CITATION and each of the CITATION Subsidiaries each carry property, casualty, liability, fidelity, and other insurance coverages as set forth in
SCHEDULE 3.10 under the heading "Insurance."

         (d) True, correct, and complete copies of the agreements, contracts, leases, insurance policies, and other documents referred to in SCHEDULE 3.10 have been made available to CITATION prior to the date hereof.

         (e) Each of the agreements, contracts, leases, insurance policies, and other documents referred to in SCHEDULE 3.10 is a valid, binding, and enforceable obligation of CITATION and, to the knowledge of CITATION, the other parties sought to be bound thereby, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.

         3.11 ABSENCE OF DEFAULTS. Except as set forth in SCHEDULE 3.11 attached hereto under the heading "Defaults," to its knowledge there are no pending material disputes between CITATION or the CITATION Subsidiaries and the other parties to the agreements, contracts, leases, insurance policies, and other documents referred to in SCHEDULE 3.10, and all such agreements, contracts, leases, insurance policies, and other documents are in full force and effect and not in default in any material respect with respect to CITATION or the CITATION Subsidiaries, or, to the best of CITATION's knowledge, any other party thereto,

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



and will, subject to their respective terms, continue in full force and effect and will not be materially modified after the completion of the Exchange Offer by reason of the Exchange Offer. The completion of the transactions contemplated herein will not give rise to the right to any party to terminate or materially modify any such agreement or contract. CITATION and the CITATION Subsidiaries are not a party to any agreement or contract which, singly or in the aggregate, materially and adversely affects the business, operations, properties, assets or condition (financial or otherwise) of CITATION or the CITATION Subsidiaries.

         3.12 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in
SCHEDULE 3.12 attached hereto:

         (a) Neither CITATION nor any of the CITATION Subsidiaries, as of the date hereof, has any debts, liabilities, or obligations, whether accrued, absolute, contingent, or otherwise and whether due or to become due, except:

                  (i) liabilities reflected in the CITATION June 30, 1998, Balance Sheet; or

                  (ii) debts, liabilities or obligations incurred since June 30, 1998 in the ordinary and usual course of their respective businesses, none of which are for breach of contract, breach of warranty, tort, infringement, or lawsuits, and none of which materially and adversely affect their respective financial positions or results of operations, or businesses, assets, or operations.

         (b) CITATION and each of the CITATION Subsidiaries were not, as of March 31, 1998, and since such date have not become a party to, any contract or agreement which affected, affects, or may reasonably be expected to affect, materially and adversely, their respective financial positions, results of operations, businesses, assets, or operations.

         (c) Neither CITATION nor the CITATION Subsidiaries are party to any contract that may neither be terminated on the grounds of a change in control subsequent to completion of the Exchange Offer or due to any change in the composition of the Board of Directors of CITATION or the CITATION Subsidiaries.

         3.13 TAXES. CITATION and each of the CITATION Subsidiaries have timely filed or will timely file federal, state, and local tax returns required to be filed at or prior to the completion of the Exchange Offer. CITATION and each of the CITATION Subsidiaries have paid, or have set up adequate reserves on the CITATION June 30, 1998, Balance Sheet for the payment of, all taxes required to be paid in respect of the periods covered by such returns and have set up adequate reserves on the CITATION June 30, 1998, Balance Sheet for the payment of all taxes anticipated to be payable in respect of the periods subsequent to

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



the last of said periods for which returns have been filed (treating for this purpose the completion of the Exchange Offer as the last day of an applicable period, whether or not it is in fact the last day of a taxable period). Neither CITATION nor any of the CITATION Subsidiaries will have any material liability for any such taxes in excess of the amounts so paid or reserves so established and no material deficiencies for any tax, assessment, or governmental charge have been proposed, asserted, or assessed (tentatively or definitely) against CITATION or any of the CITATION Subsidiaries which would not be covered by existing reserves. CITATION and the CITATION Subsidiaries have withheld and paid any taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other party. Neither CITATION nor any of the CITATION Subsidiaries is delinquent in the payment of any material tax, assessment, or governmental charge, nor has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any taxes are pending. Except as set forth in
SCHEDULE 3.13, there are not open tax returns or open tax years with respect to which applicable taxing authorities have the right of examination and may seek increased assessments. No tax returns of CITATION or the CITATION Subsidiaries have been audited by the United States Internal Revenue Service or state taxing authorities. No extensions have been requested for any tax return for CITATION or any of the CITATION Subsidiaries.

         3.14 MATERIAL ADVERSE CHANGE. Except as otherwise disclosed in any of the Schedules referenced in this Article III, since June 30, 1998, there has been no material adverse change in the business, financial condition, results of operations, or prospects of CITATION and the CITATION Subsidiaries taken as a whole.

         3.15 LEGAL PROCEEDINGS.

         (a) Except as set forth in SCHEDULE 3.15, which sets forth with respect to any such pending or threatened proceeding or investigation the forum, the parties thereto, the subject matter thereof, and the amount of damages claimed or other remedy requested: (i) there is no claim, action, suit, or proceeding, or governmental proceeding or investigation, pending or to its knowledge threatened against CITATION or any of the CITATION Subsidiaries or any of their respective officers, directors, or employees in their capacity as such, or the business, properties, or assets, or any of its managers, directors, officers, or employees, in their respective capacities as such; and (ii) no such claim, action, suit, or proceeding, or governmental proceeding or investigation, if adversely determined, will affect materially and adversely the financial conditions, results of operations, business, assets, or operations of CITATION and the CITATION Subsidiaries taken as a whole. Neither CITATION nor any of the CITATION Subsidiaries is subject to any order, judgment, decree, injunction,

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



stipulation, or consent order of or with any court or governmental entity which would impede its ability to conduct its business in the ordinary course in any material way.

         (b) There is no legal action or governmental proceeding or investigation pending or to its knowledge threatened against CITATION or any of the CITATION Subsidiaries that could prevent or adversely affect or seeks to prohibit the consummation of the transactions contemplated hereby, nor is CITATION or any of the CITATION Subsidiaries subject to any order of court or governmental authority having any such effect.

         (c) There are no material claims, actions, suits, or proceedings pending or threatened against any director, officer, employee, or agent of CITATION or any of the CITATION Subsidiaries which could give rise to a claim of indemnification.

         3.16 GOVERNMENTAL COMPLIANCE.

         (a) CITATION and the CITATION Subsidiaries are in compliance in all material respects with all laws, ordinances, rules, regulations, and orders, material licenses and permits that are applicable to each of CITATION and the CITATION Subsidiaries, and except as set forth in SCHEDULE 3.16 under the heading "Missing Permits," each of CITATION and the CITATION Subsidiaries holds all permits, business licenses, certificates, franchises, and other similar items, which, if not held, would materially adversely affect the financial condition, operations, prospects, and/or ownership rights as to the assets and properties of CITATION taken as a whole. No governmental authority has since January 1, 1996, challenged or questioned the legal right of CITATION or the CITATION Subsidiaries to manufacture, offer, or sell any of its products or services in the present manner or style thereof.

         (b) Except as set forth in SCHEDULE 3.16 under the heading "Environmental Liabilities," neither CITATION nor any of the CITATION Subsidiaries is subject to a material liability as a result of its ownership, operation, or use of any CITATION Real Property (a) that is contaminated by or contains any hazardous waste, toxic substance, or related materials, including without limitation, asbestos, PCBs, pesticides, herbicides, or any other substance or waste that is hazardous to human health or the environment (collectively, a "TOXIC SUBSTANCE"), or (b) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof. No claim, action, suit, proceeding, or investigation is pending or has been initiated against CITATION or any of the CITATION Subsidiaries relating to the CITATION Real Property before any court or other governmental authority or arbitration tribunal relating to hazardous substances, pollution, or the environment, and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting CITATION or any of the CITATION Subsidiaries with respect to the

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



same. Except for statutory or regulatory restrictions of general application, no national, federal, state, municipal or other governmental authority has placed any restriction on the business of CITATION or the CITATION Subsidiaries which reasonably could be expected to have a material adverse effect on the business, financial condition, results of operations, or prospects of CITATION or the CITATION Subsidiaries.

         (c) There are no material claims, actions, suits, or proceedings pending or threatened against any director, officer, employee, or agent of CITATION or any of the CITATION Subsidiaries which could give rise to any claim of indemnification.

         3.17 LABOR AND EMPLOYMENT. No work stoppage involving CITATION or any of the CITATION Subsidiaries is pending or, to the knowledge of CITATION, threatened. CITATION and the CITATION Subsidiaries are not involved in, threatened with, or affected by, any labor dispute, arbitration, lawsuit, or administrative proceeding which could materially and adversely affect the business of CITATION and any of the CITATION Subsidiaries. Employees of CITATION and the CITATION Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees. CITATION and the CITATION Subsidiaries have paid or accrued in full all wages, salaries, commissions, bonuses, and other compensation (including severance and vacation benefits) for all service performed by their employees, independent contractors, former employees, and former independent contractors.

         3.18 MATERIAL INTERESTS OF CERTAIN PERSONS. Except as set forth on
SCHEDULE 3.18, to the knowledge of CITATION, no officer or director of CITATION or any of the CITATION Subsidiaries has any material interest in any material contract or property (real or personal, tangible or intangible), used in or pertaining to the business of CITATION or such Subsidiary.

         3.19 EMPLOYEE BENEFIT PLANS. There are set forth in SCHEDULE 3.19 all pension, retirement, stock option, stock purchase, stock ownership, restricted stock, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, cafeteria, severance, and other employee benefit, incentive, and welfare policies, contracts, plans, and arrangements, and all trust agreements related thereto, in respect of any of the present or former directors, officers, or other employees of CITATION and the CITATION Subsidiaries (collectively, "EMPLOYEE PLANS OR POLICIES"). Except as set forth in SCHEDULE 3.19, all Employee Plans or Policies covering or applying to employees or CITATION or any CITATION Subsidiary in the United States currently comply and have at all relevant times complied in all material respects with all applicable laws, requirements, and orders under ERISA, the Code, and state or provincial law. With respect to each Employee Plan or Policy covering or applying to employees in the United States which is a pension plan (as defined

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



in Section 3(2) of ERISA) (the "PENSION PLANS"), except as set forth in SCHEDULE 3.19: (a) no Pension Plan is a "multi-employer plan" within the meaning of
Section 3(37) of ERISA; (b) each Pension Plan, to the extent necessary and applicable, is "qualified" within the meaning of Section 401(a) of the Code, and each related trust, if any, is exempt from taxation under Section 501(a) of the Code; (c) the present value of all benefits vested and all benefits accrued under each Pension Plan which is subject to Title IV of ERISA did not, in each case, as of the last applicable annual valuation date (as indicated on SCHEDULE 3.19), exceed the value of the assets of the Pension Plans allocable to such vested or accrued benefits; (d) no Pension Plan or any trust created thereunder, nor any trustee, fiduciary, or administrator thereof, has engaged in a "prohibited transaction" within the meaning of Section 4975 of the Code or
Section 406 of ERISA, which could subject such plan or trust, or any trustee, fiduciary, or administrator thereof, or any party dealing with any such plan or trust, to the tax or penalty on prohibited transactions imposed by said Section 4975 or by Section 502(l) of ERISA; (e) no Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any Pension Plan, as that term is defined in Section 4043 of ERISA; and (f) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA (whether or not waived), since the effective date of ERISA. Except as set forth on SCHEDULE 3.19 or as otherwise described in this Agreement CITATION is not contemplating amending, modifying, or terminating any Employee Plans or Policies, or establishing any new plans, of CITATION or any CITATION Subsidiary.

         3.20 CONDUCT OF CITATION AND OF CITATION SUBSIDIARIES TO DATE. Except as disclosed in SCHEDULE 3.20, from and after June 30, 1998:

          (a) CITATION and the CITATION Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their past practices;

          (b) Neither CITATION nor any of the CITATION Subsidiaries has issued or sold any of its capital stock or any corporate debt securities which should, under generally accepted accounting principles, be classified as long-term debt on its balance sheet (except pursuant to outstanding options, warrants, or other rights to purchase such capital stock);

          (c) CITATION has not granted any option for the purchase of its capital stock, effected any stock split, or otherwise changed its capitalization;

          (d) CITATION has not declared, set aside, or paid any dividend or other distribution in respect of its capital stock, or, directly or indirectly, redeemed or otherwise acquired any of its capital stock;


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



          (e) Neither CITATION nor any of the CITATION Subsidiaries has incurred any material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or mortgaged, pledged, or subjected to lien, claim, security interest, charge, encumbrance, or restriction on any of its assets or properties;

          (f) Neither CITATION nor any of the CITATION Subsidiaries has discharged or satisfied any material lien, mortgage, pledge, claim, security interest, charge, encumbrance, or restriction or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business;

          (g) Neither CITATION nor any of the CITATION Subsidiaries has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business;

          (h) Neither CITATION nor any of the CITATION Subsidiaries has, except for hiring or terminating employees in the ordinary course of business: increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases in accordance with existing policy or pursuant to any statutory scheme; entered into any new, or amended or supplemented any existing employment, management, consulting, deferred compensation, severance, or other similar contract; entered into, terminated, or substantially modified any Employee Plan or Policy in respect of any of its present or former directors, officers, or other employees; or agreed to do any of the foregoing;

          (i) Neither CITATION nor any of the CITATION Subsidiaries has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any government or any agency of any government, flood, windstorm, embargo, riot, act of God or the enemy, or other similar or dissimilar casualty or event or otherwise, and whether or not covered by insurance; and

          (j) Neither CITATION nor any of the CITATION Subsidiaries has entered into any material transaction, contract, or commitment outside the ordinary course of its business.

         (k) Neither CITATION nor any of the CITATION Subsidiaries has made a change in its accounting policies, principles, or practices.

         (l) Neither CITATION nor any of the CITATION Subsidiaries has made a reduction in any balance sheet reserves, except for related cash payments.

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



         3.21 [RESERVED]

         3.22 BROKERS, INVESTMENT BANKERS, AND FINDERS. Neither CITATION, the CITATION Subsidiaries, nor any of their respective officers, directors, or employees has employed any broker, investment banker, finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, investment banker fees or commissions, or finder's fees, except as described in
SCHEDULE 3.22, and no broker, investment banker, or finder has acted directly or indirectly for CITATION and/or the CITATION Subsidiaries in connection with this Agreement or the transactions contemplated hereby, except as described in
SCHEDULE 3.22.

         3.23 INTELLECTUAL PROPERTY MATTERS.

         (a) As used herein "CITATION SOFTWARE" shall include (i) all proprietary software and related software system(s), including but not limited to all algorithms, flow charts, logic diagrams and listings which pertain to CITATION's proprietary system of computer programs, either in source or binary form (including both software and firmware), specifications and other materials (including, but not limited to techniques, concepts and know-how implicit therein) relating to said computer programs, including documentation, confidential supporting documentation, escrow agreements, and other printed descriptive documents provided to or for the use of the customers of CITATION, or otherwise used by CITATION for commercial purposes, and (ii) all software listed under the heading "CITATION Software" in SCHEDULE 3.23.

         (b) CITATION is the sole owner of the CITATION Software, free and clear of any liens, encumbrances, licenses, transfer agreements, infringements, enforceable claims, and domestic or foreign government regulations, except as set forth in SCHEDULE 3.23, under the heading "Exceptions to Title."

         (c) All of the CITATION Software was conceived and developed by CITATION, except as set forth in SCHEDULE 3.23 under the heading "Third Party Developed Software."

         (d) Neither the CITATION Software nor any significant part thereof is in the public domain. The CITATION Software is in all material respects proprietary to CITATION. CITATION has the full right, power, and authority to disclose the CITATION Software to MEDASYS. The CITATION Software disclosed to MEDASYS hereunder does not infringe any patent, copyright, trademark, development, ownership, or any other proprietary right of any other person or entity.


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



         (e) There are no asserted, and CITATION is unaware of any unasserted, claim or demand against CITATION regarding the CITATION Software, which could or would in any way impede or interfere with the commercial use of the CITATION Software upon completion of the transactions contemplated herein, except as set forth in SCHEDULE 3.23 under the heading "Claims."

         (f) CITATION has the full and sole right to disclose the CITATION Software to MEDASYS and to transfer title of CITATION Software.

         (g) CITATION and each of the CITATION Subsidiaries has met all regulatory requirements to sell its software commercially to customers in each market where it sells such software, except as set forth in SCHEDULE 3.23 under the heading "Missing Regulatory Requirements."

         (h) SCHEDULE 3.23 sets forth a complete and correct list of all patents, trademarks, trade names, and other intellectual property rights of CITATION and the CITATION Subsidiaries. CITATION and the CITATION Subsidiaries own or have the exclusive right to use pursuant to license, sublicense, agreement, or permission all intellectual property rights necessary for the operation of their respective businesses as presently conducted. CITATION and the CITATION Subsidiaries have not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, and CITATION has not received any written notice alleging any such interference, infringement, misappropriation, or violation (including any such claim that CITATION and the CITATION Subsidiaries must license or refrain from using any intellectual property rights of any third party). To the knowledge of CITATION, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of CITATION and the CITATION Subsidiaries in connection with their respective businesses or operations.

         3.24 YEAR 2000 COMPLAINT. Except as set forth on SCHEDULE 3.24, to the best knowledge of CITATION, all computer software and hardware sold by, licensed by, or utilized by CITATION or any CITATION Subsidiary is, or is reasonably expected to be, Year 2000 compliant, which, for purposes of this Agreement, shall mean that the data outside the range 1900-1999 will be correctly processed in any level of computer hardware or software including, but not limited to, microcode, firmware, applications programs, files and data bases. All computer software is, or CITATION is taking steps to ensure that all computer software will be, designed to be used prior to, during and after the calendar year 2000 A.D., and such software will operate during each such time period without material error relating to date data, specifically including any error relating to, or the product of, date data that represents or references different centuries or more than one century.

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



         3.25 ACCURACY OF INFORMATION. The statements contained in this Agreement, the Schedules, and in any other written document executed and delivered by or on behalf of CITATION pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

         3.26 CITATION PRINCIPALS.

         (a) Each of the CITATION Principals beneficially owns the number of CITATION Common shares set opposite such Principal's name on SCHEDULE 3.26. Each CITATION Principal holds such shares free and clear of all claims, liens, and encumbrances, except as set forth in SCHEDULE 3.26.

         (b) Each CITATION Principal has the capacity and authority to enter into this Agreement and to carry out the terms hereof, and has not entered into any agreement pursuant to which another person has the right or subject to any event would have the right to vote the CITATION Common shares of the CITATION Principal. Subject to the approvals set forth in SECTION 2.02 and SECTION 3.02, this Agreement is the valid and binding agreement of the CITATION Principals, enforceable against the CITATION Principals in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to the enforcement of creditor's rights generally, and except that equitable principals may limit the right to obtain specific performance or other equitable remedies.

                                   ARTICLE IV
           CONDUCT OF BUSINESS PRIOR TO THE COMPLETION OF TRANSACTIONS

         4.01 CONDUCT OF BUSINESSES PRIOR TO THE COMPLETION OF THE EXCHANGE OFFER. During the period from the date of this Agreement to the completion of the Exchange Offer, MEDASYS and CITATION shall, and shall cause each of their respective Subsidiaries, to conduct its business according to the ordinary and usual course consistent with past and current practices, and each shall use its best efforts to maintain and preserve its business organization, employees, and advantageous business relationships and retain the services of its officers and key employees, and not permit any act or omission to act that would cause any of the representations or warranties by such party contained in this Agreement to be or become inaccurate in any material way or any of the covenants of such party to be breached in any material respect.

         4.02 FORBEARANCES. During the period from the date of this Agreement to the completion of the Exchange Offer and except as provided in SCHEDULE 4.02, each of

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



CITATION and MEDASYS shall not, and shall not cause, vote in favor of, or otherwise authorize, approve, or permit any of their respective Subsidiaries, without the prior written consent of the other, to:

         (a) Declare and/or pay any dividends on its outstanding shares of capital stock;

         (b) Enter into or amend any employment, severance, or similar agreements or arrangements with any Director, officer, key employee, or consultant;

         (c) Authorize, recommend, propose, or announce an intention to authorize, recommend, or propose, or enter into an agreement in principle with respect to, any merger, consolidation, or acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities, or any contract not in the ordinary course of business, or any release or relinquishment of any material contract rights not in the ordinary course of business, except for those transactions described in SCHEDULE 2.10 with respect to MEDASYS and SCHEDULE 3.10 with respect to CITATION;

         (d) Propose or adopt any amendments to the Articles of Incorporation or by-laws of CITATION or any CITATION Subsidiary, or propose or adopt any amendments to Le Statuts of MEDASYS or any MEDASYS Subsidiary, except that CITATION may propose and adopt an amendments to its Articles of Incorporation except as provided in SECTION 5.02(a) of this Agreement;

         (e) Issue any shares of capital stock or effect any stock split or otherwise change its capitalization as it existed as of the date hereof, except for the issuance of CITATION Common shares pursuant to the French IPO, the Exchange Offer, or the issuance of CITATION Common shares or MEDASYS Common shares pursuant to a CITATION Stock Option or Warrant or a MEDASYS Stock Option or Warrant, respectively, in existence on the date of this Agreement and which is described in a Schedule to this Agreement;

         (f) Grant, confer, or award any options, warrants, conversion rights, or other rights not existing on the date hereof to acquire any shares of its capital stock;

         (g) Purchase or redeem any shares of its capital stock;

         (h) Agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction, or take or omit to take any other act which would make any of such party's representations and warranties in this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act; and

Agreement and Plan of Reorganization                                     Page 42

         (i) Take any actions, or fail to take any actions which alone, or together with any other action or inaction, shall create, alter, or eliminate any rights, benefits, obligations, or liabilities of any person (including, but not limited to the participants, beneficiaries, CITATION, MEDASYS, or their respective Subsidiaries) with respect to any Employee Plans or Policies, or to increase the compensation of any employees or independent contractors, except as required by law, required by existing agreement, or in the ordinary course of business.

         (j) Make any change in accounting policies, principles, or practices.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.01 ACCESS AND INFORMATION. MEDASYS and the MEDASYS Subsidiaries on the one hand, and CITATION and the CITATION Subsidiaries on the other hand, shall each afford to the other party and the other party's accountants, counsel, and other representatives, full access during normal business hours, during the period prior to the closing of the Exchange Offer, to all their respective properties, books, contracts, commitments, and records; and, during such period, each shall furnish promptly to the other party (i) a copy of each report, schedule, and other document filed or received by it during such period pursuant to the requirements of national, federal, state, and provincial securities laws and (ii) all other information concerning its business, properties, and personnel as such other party may reasonably request. In the event of the termination of this Agreement each party shall, and shall cause its advisors and representatives to (x) during a period of two years following at the date of execution of this Agreement hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party which is not otherwise public knowledge, (y) return all documents (including copies thereof) obtained hereunder from the other party, and (z) use its best efforts to cause all information obtained pursuant to this Agreement or in connection with the negotiation hereof to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public.

         5.02 PROXY STATEMENT/PROSPECTUS; FRENCH PROSPECTUS; REGULATORY MATTERS.

         (a) CITATION shall prepare and file with the SEC, as soon as is reasonably practicable, the Proxy Statement/Prospectus with respect to the CITATION Shareholder Meeting to be held to consider such approvals of the transactions contemplated in this Agreement as are required by applicable laws, rules, and regulations, including, but not limited to, amendments to its Articles of Incorporation to increase the number of authorized CITATION Common shares to 20,000,000 and to change its name, effective upon

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



completion of the Exchange Offer, to "MEDASYS International, Inc." and to either increase the number of available shares underlying options to be granted under the existing CITATION Incentive Stock Option Plan, or adopt a new plan for the issuance of options. The Proxy Statement/Prospectus will be part of one or more Registration Statement(s) as are necessary to complete the transactions contemplated herein. CITATION shall use all reasonable efforts to have such Registration Statement(s) declared effective as promptly as practicable.

         (b) CITATION shall prepare and file, with the assistance of the Underwriter(s) and Exchange Offer Underwriter(s), with the Admission Committee of the New Market Company (Comite d'admission de la Societe du Nouveau Marche), the Financial Market Council (Conseil des Marches Financiers), and the French Securities Exchange Commission (Commission des Operations de Bourse), as soon as reasonably practicable, all necessary French prospectuses and drafts concerning the French IPO and the Exchange Offer as are required by applicable laws, rules, and regulations. These various materials shall pertain to the French IPO and the issuance of CITATION Common shares and warrants pursuant to the Exchange Offer as it pertains to the holders of MEDASYS Common shares and warrants who are residents of France.

          (c) Each of the parties shall cooperate and use its respective best efforts to provide all information, to prepare all documentation, to effect all filings, and to obtain all permits, consents, approvals, and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement, including, without limitation, any such approval or authorization required by the SEC, the Nasdaq National Market, the New Market Company (Societe du Nouveau Marche), the Financial
Market Council (Conseil des Marches Financiers) and the French Securities Exchange Commission (Commission des Operations de Bourse).

         (d) MEDASYS hereby covenants and agrees that none of the information regarding MEDASYS and/or the MEDASYS Subsidiaries supplied or to be supplied by MEDASYS for inclusion or included in (i) the Proxy Statement/Prospectus to be mailed to shareholders of CITATION in connection with the CITATION Shareholders Meeting (the "PROXY STATEMENT/PROSPECTUS"), and (ii) any other documents to be filed with the SEC or any other United States or French or other regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with such applicable regulatory authority and, with respect to the Proxy Statement/Prospectus, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in
SECTION 5.03, be false or misleading with

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



respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which MEDASYS is responsible for filing with any regulatory authority in connection with the Reorganization will comply as to form in all material respects with the provisions of applicable law.

         (e) MEDASYS hereby covenants and agrees that none of the information regarding MEDASYS and/or the MEDASYS Subsidiaries supplied or to be supplied by MEDASYS for inclusion or included in any documents to be filed with the New Market Company (Societe du Nouveau Marche), the French Securities
Exchange Commission (Commission des Operations de Bourse), the Financial
Market Council (Conseil des Marches Financiers) or any other French or other regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with such applicable regulatory authority and, with respect to the French Prospectus, when filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. All documents which MEDASYS is responsible for filing with any regulatory authority in connection with the Reorganization will comply as to form in all material respects with the provisions of applicable law.

         (f) CITATION hereby covenants and agrees that None of the information regarding CITATION and/or the CITATION Subsidiaries supplied or to be supplied by CITATION for inclusion or included in (i) the Proxy Statement/Prospectus, and
(ii) any other documents to be filed with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with such applicable regulatory authority and, with respect to the Proxy Statement/Prospectus, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in
SECTION 5.03, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which CITATION is responsible for filing with any regulatory authority in connection with the Reorganization will comply as to form in all material respects with the provisions of applicable law.

         (g) CITATION hereby covenants and agrees that none of the information regarding CITATION and/or the CITATION Subsidiaries supplied or to be supplied by CITATION for inclusion or included in any documents to be filed with the New Market Company (Societe du Nouveau Marche), the French Securities
Exchange Commission

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



(Commission des Operations de Bourse), the Financial Market Council (Conseil des Marches Financiers) or any other French or other regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with such applicable regulatory authority and, with respect to the French Prospectus, when filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. All documents which CITATION is responsible for filing with any regulatory authority in connection with the Reorganization will comply as to form in all material respects with the provisions of applicable law.

         5.03 SHAREHOLDER APPROVAL. CITATION shall call the CITATION Shareholders Meeting to be held as soon as practicable after the Registration Statement(s) has (have) been declared effective for the purpose of voting upon the transactions contemplated in this Agreement and as mentioned in SECTION 5.02(a). In connection with such Meeting, CITATION shall mail the Proxy Statement/Prospectus and related documents to its shareholders. The Board of Directors of CITATION shall submit for approval of its shareholders the matters to be voted upon at such meeting. The Board of Directors of CITATION and each member thereof will recommend the approval of this Agreement and the transactions contemplated hereby and will use its and their best efforts to obtain the votes and approvals of its shareholders necessary for the approval and adoption of this Agreement and the Reorganization contemplated hereby. Notwithstanding the foregoing, the Board of Directors of CITATION shall not be required to take any action, including, but not limited to, calling of a meeting of the shareholders and/or recommending the approval of this Agreement and the transactions contemplated hereby, if (i) the Board of Directors is advised in writing by competent legal counsel that such action would be a breach of its fiduciary duties in view of known facts and circumstances, or (ii) CITATION has not received as of or just prior to the effectiveness of the Registration Statements, a written opinion letter from a reputable financial advisor chosen by CITATION, stating that this Agreement and the transactions contemplated herein are fair to CITATION and the CITATION shareholders from a financial point of view.

         5.04 SUPPORT OF TRANSACTIONS; NO SALE OF SHARES.

         (a) The CITATION Principals who are also officers of CITATION covenant and agree to take all reasonable steps to support the successful completion of the French IPO and the Exchange Offer, including but not limited to participating in "road shows," meetings with regulatory authorities, and meetings with significant shareholders. The CITATION Principals shall not, prior to the completion of the Exchange Offer, sell, give, donate, or otherwise alienate any of the CITATION Common shares that they beneficially own as of

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



the date hereof or hereafter acquire through the date of the Exchange Offer, unless consented to in writing by MEDASYS, which consent shall not be unreasonably withheld.

         (b) The MEDASYS Principals who are also officers of MEDASYS covenant and agree to take all reasonable steps to support the successful completion of the French IPO and the Exchange Offer, including but not limited to participating in "road shows," meetings with regulatory authorities, and meetings with significant shareholders. The MEDASYS Principals shall not, prior to completion of the Exchange Offer, sell, give, donate, or otherwise alienate any of the MEDASYS Common shares and warrants that they beneficially hold as of the date hereof or hereafter acquire through the date of the completion of the Exchange Offer, unless consented to in writing by CITATION, which consent shall not be unreasonably withheld.

         5.05 SUPPORT BY MEDASYS CONSEIL D'ADMINISTRATION. The Conseil d'Administration of MEDASYS shall communicate to the holders of MEDASYS Common shares and warrants its recommendation that the combination of CITATION and MEDASYS is in the best interests of MEDASYS and its shareholders and that they tender their MEDASYS Common shares pursuant to the Exchange Offer. Notwithstanding the foregoing, the Conseil d'Administration of MEDASYS shall not be required to take any action, including, but not limited to, recommending the approval of this Agreement and the transactions contemplated hereby, if the Conseil d'Administration is advised in writing by competent legal counsel that such action would be a breach of its fiduciary duties in view of known facts and circumstances.

         5.06 CURRENT INFORMATION. During the period from the date of this Agreement to the completion of the Exchange Offer, CITATION and MEDASYS shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party. Each shall promptly notify the other party of any material change in its business, operations, or prospects and of any governmental complaints, investigations, or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation or administrative or other claim involving such party, or otherwise affect the ability of such party to consummate the transactions contemplated in this Agreement, and shall keep each other party fully informed of such events. Each party shall, to the extent necessary to keep the Schedules to this Agreement materially correct and accurate, provide amended and updated Schedules for any information such party has represented or warranted as true.


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



         5.07 EXPENSES; POTENTIAL INVESTMENT BY CITATION IN MEDASYS.

         (a) All of the following kinds of costs and expenses paid or incurred by CITATION and MEDASYS (the "SHARED EXPENSES") between the date of this Agreement and the earlier of (i) the completion of the Exchange Offer or (ii) the termination of the Agreement by reason of SECTION 7.01 shall be promptly (within 30 days) totaled, and each of CITATION and MEDASYS shall be responsible to pay one-half (1/2) of the total. Within 40 days following the earlier of such completion or termination, whichever of CITATION or MEDASYS has paid or incurred less of the Shared Expenses than the other shall pay to the other an amount sufficient to make the amount of Shared Expenses paid or incurred by each exactly equal. The Shared Expenses shall be deemed to include reasonable amounts paid or incurred in each of the following categories:

                  (i)      Legal fees, costs, and expenses;

                  (ii)     Accounting fees, costs, and expenses;

                  (iii) Fees, costs, and expenses paid to consultants in connection with due diligence;

                  (iv) Investment banking, financial advisory (including fairness opinions referenced herein), and underwriters' fees, costs, and expenses (excluding fees CITATION paid or owes to Goldsmith, Agio, Helms Securities, Inc. ("GOLDSMITH") as CITATION's exclusive agent to assist with the search for a transaction partner, as set forth in an agreement between CITATION and Goldsmith dated January 8, 1998, for services rendered to CITATION through July 7, 1998, and also excluding any fees paid or owed by MEDASYS or any MEDASYS Subsidiary to CE Unterberg, Towbin);

                  (v) Printing costs and expenses consented to in advance by each of CITATION and MEDASYS, which consent shall not be unreasonably withheld;

                  (vi) Fees, costs and expenses payable to governmental agencies and authorities; and

                  (vii) Fees, costs, and expenses payable to the Nasdaq National Market and the French SEC, the Financial Market Council, and the New Market Company.

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



Notwithstanding the foregoing, no fee, cost, or expense involved in enforcing this Agreement or pursuing any claim or right under this Agreement (i) by CITATION against MEDASYS or the MEDASYS Principals or (ii) by MEDASYS or any MEDASYS Principal against CITATION shall constitute a Shared Expense. Furthermore, notwithstanding the foregoing, in the event the French IPO is completed and thereafter less than 51 percent of the outstanding MEDASYS Common shares are tendered and not withdrawn pursuant to the Exchange Offer and CITATION does not waive the condition set forth in SECTION 6.03 (H), CITATION shall reimburse MEDASYS for such of the Shared Expenses as were incurred by MEDASYS, up to one-half (1/2) of the proceeds of the French IPO (net of all costs, expenses, professional fees, and underwriting discounts, fees, commissions, or concessions), and in such circumstances MEDASYS will have no obligation to reimburse CITATION for any Shared Expenses.

         (b) Except as provided in subsection (a) of this Section, each Party hereto shall bear its own expenses incident to preparing, entering into, and carrying out this Agreement and consummating the transactions contemplated herein.

         (c) In the event that the French IPO is completed and the conditions precedent to CITATION proceeding with the Exchange Offer are fulfilled and less than 67 percent of the outstanding MEDASYS Common shares are tendered and not withdrawn pursuant to the Exchange Offer, but more than 51 percent of the MEDASYS Common shares are tendered and not withdrawn pursuant to the Exchange Offer and CITATION does not waive the condition set forth in SECTION 6.03 (H), then in addition to any payment to be made pursuant to SECTION 5.07 (A), CITATION agrees that it will within 20 days after the termination of the Exchange Offer purchase from MEDASYS, and MEDASYS will sell to CITATION, that number of MEDASYS Common shares as will equal the quotient of (X) the difference between (i) one-half (1/2) of the proceeds of the French IPO (net of all underwriting discounts, fees, commissions, or concessions) less (ii) one-half (1/2) of the Shared Expenses, divided by (Y) the per share price of the CITATION Common shares sold in the French IPO. The purchase price for each such MEDASYS Common share shall be equal to the per share price of the CITATION Common shares sold in the French IPO. Any amounts due to CITATION from MEDASYS with respect to MEDASYS' share of the Shared Expenses, if not previously paid, shall be paid by MEDASYS to CITATION at the same time as CITATION purchases the MEDASYS Common shares as aforesaid.

         5.08 MISCELLANEOUS AGREEMENTS AND CONSENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its or their best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible,

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



including, without limitation, using its or their best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party hereto shall use its or their best efforts to obtain consents of all third parties and governmental bodies necessary or, in the opinion of any of the parties, desirable for the consummation of the transactions contemplated by this Agreement.

         5.09 PRESS RELEASES. CITATION and MEDASYS shall consult with each other and obtain the consent of the other, which consent shall not be unreasonably withheld, as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby prior to any public or other non-private dissemination of same.

         5.10 EMPLOYEE PLANS AND POLICIES MATTERS. MEDASYS and CITATION shall each take any action reasonably requested by the other party with respect to any of the Employee Plans or Policies, including, but not limited to, correcting operational errors or deficiencies, making necessary filings with the United States Internal Revenue Service, the United States Department of Labor, the United States Pension Benefit Guaranty Corporation, or amending, freezing, terminating, or merging one or more Employee Plans or Policies.

         5.11 NONSOLICITATION AND EXCLUSIVE DEALING. Recognizing the substantial expenditure of time, effort, and expense each party hereto has incurred as of the date hereof, and will incur through the completion of the Exchange Offer in connection with negotiating, performing its due diligence investigation, and attempting to complete the transactions contemplated herein, until such time as either the closing of the Exchange Offer has occurred or this Agreement is terminated in accordance with the provisions of Article VII hereof, none of MEDASYS, the MEDASYS Principals, the MEDASYS Subsidiaries, CITATION, the CITATION Principals, the CITATION Subsidiaries, or the directors, officers, attorneys, financial advisors, accountants, or other representatives of MEDASYS, the MEDASYS Subsidiaries, CITATION, or the CITATION Subsidiaries will directly or indirectly: (i) solicit, encourage (including by way of furnishing any non-public information concerning, respectively, MEDASYS' or CITATION's business, property, or assets), consider, or discuss any Acquisition Offer or Proposal (as defined below); or (ii) provide any information to, or negotiate with, any other person or entity in connection with any possible sale of all or any portion of the stock, assets, or business of, respectively, either MEDASYS or a MEDASYS Subsidiary, or either CITATION or a CITATION Subsidiary, when, respectively, MEDASYS or CITATION has reason to believe that such information may be utilized to evaluate or make a possible Acquisition Offer or Proposal. As used herein, "ACQUISITION OFFER OR PROPOSAL" shall mean any offer or proposal for an acquisition, merger, consolidation, tender offer, or other business combination involving, respectively, either

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



MEDASYS or a MEDASYS Subsidiary, or either CITATION or a CITATION Subsidiary, or for the acquisition of a substantial equity interest in, or a substantial portion of the stock, assets, or business of respectively, either of MEDASYS or a MEDASYS Subsidiary, or either CITATION or a CITATION Subsidiary. Each party hereto shall immediately give notice to the other party, in the manner provided for herein, regarding any contact between such party or any of its Subsidiaries, or the directors, officers, attorneys, financial advisors, accountants, or other representatives of such party or any of its Subsidiaries, and any other person in connection with any Acquisition Offer or Proposal or related inquiry. Notwithstanding the foregoing, neither CITATION nor MEDASYS shall be required to take any action or omit to take any action if such party is advised in writing by competent legal counsel that such action or failure to act would constitute a breach of the fiduciary duties of, respectively, the Board of Directors of CITATION or the Conseil d'Administration of MEDASYS, in view of the known facts and circumstances.

         5.12 FURTHER ASSURANCES. Upon the completion of the Exchange Offer and any time thereafter, if any of the CITATION Principals, CITATION, the MEDASYS Principals, or MEDASYS shall consider or be advised that any further deeds, assignments, assurances in law, or other instruments or actions ("FURTHER ASSURANCES") are necessary or desirable to effect the transactions contemplated in this Agreement, each of said parties hereto agrees promptly to take or implement such Further Assurances.

         5.13 FAIRNESS OPINION. CITATION shall take all reasonable steps to secure receipt by its Board of Directors of a written opinion from a reputable financial advisor chosen by CITATION, stating that this Agreement and the transactions contemplated herein are fair to CITATION and to the CITATION shareholders from a financial point of view. The CITATION Principals, the MEDASYS Principals, and MEDASYS shall take all reasonable steps to cooperate in obtaining such fairness opinion.

         5.14 ADDITIONAL SHARES. MEDASYS agrees that it shall require, as a condition of it issuing such shares, that all persons receiving MEDASYS Common shares pursuant to the acquisition by MEDASYS of MedSystems, S.A. and Eurodim, S.A., shall tender and not withdraw all such shares, pursuant to the Exchange Offer.

                                   ARTICLE VI
                     CONDITIONS TO COMPLETION OF TRANSACTION

         6.01 CITATION SHAREHOLDERS MEETING--CITATION PRINCIPALS. The obligation of the CITATION Principals to vote CITATION Common shares at the CITATION Shareholders Meeting as set forth in SECTION 1.03(A) of this Agreement is subject to the fulfillment or waiver by CITATION of the following conditions:

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



         (a) The representations and warranties of MEDASYS and the MEDASYS Principals shall be true and correct in all material respects as of the date of this Agreement and as of the date of such Meeting (as though made on and as of such date, except (i) to the extent such representations and warranties are by their express provisions made as of a specified date, and (ii) for the effect of transactions contemplated by this Agreement); and

         (b) CITATION shall have received, as of or just prior to the effectiveness of the Registration Statements, a written opinion letter from a reputable financial advisor chosen by CITATION, stating that this Agreement and the transactions contemplated herein are fair to CITATION and the CITATIONS shareholders from a financial point of view.

         6.02 THE FRENCH IPO--CITATION. CITATION's obligation to commence and complete the French IPO is subject to the fulfillment or waiver by CITATION of all the following conditions:

         (a) This Agreement and the transactions contemplated herein shall have received the requisite approval of the shareholders of CITATION Shareholders Meeting.

         (b) [Reserved]

         (c) The Board of Directors of CITATION shall not have received written advice from competent legal counsel that commencement and/or completion of the French IPO would be a breach of its fiduciary duties in view of known facts and circumstances.

         (d) The CITATION Common shares to be issued in the French IPO shall have been approved for trading, upon the close of the French IPO, on the New Market of the French Bourse (Nouveau Marche) and on the Nasdaq National Market in the United States, and CITATION shall have been advised that all applicable requirements of French securities law, rules, or regulations have been fulfilled, including any required appraisal by an independent evaluator.

         (e) The representations and warranties of MEDASYS and the MEDASYS Principals shall be true and correct in all material respects as of the date of this Agreement and as of the commencement and closing of the French IPO (as though made on and as of such date, except (i) to the extent such representations and warranties are by their express provisions made as of a specified date, and (ii) for the effect of transactions contemplated by this Agreement), CITATION shall have received a signed certificate from each of MEDASYS and the MEDASYS Principals to that effect, signed on behalf of MEDASYS by the Chairman of the Board of MEDASYS, which is to the best of their knowledge, and

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



MEDASYS shall have performed all of its agreements and covenants in this Agreement susceptible to performance as of such time.

         (f) The per share price for which CITATION Common shares that are sold in the French IPO (before underwriting discount) is not less than U.S. $5.00 when converted from French Francs at the exchange rate published by the Banque de France (cours indicatif Banque de France) on the day of the French IPO.

         (g) All conditions precedent in favor of CITATION set forth in any underwriting agreement entered into or to be entered into with the Underwriters shall have been fulfilled or waived by CITATION.

         (h) The Underwriters are ready, willing, and able to commence and close the French IPO.

         (i) No court, government agency, stock exchange or market, or other entity of competent jurisdiction shall have entered any order or rule forbidding or delaying the commencement or closing of the French IPO or requiring a materially adverse change in the terms or conditions of the French IPO that CITATION has not approved, and such order or rule shall not have been withdrawn or expired.

         6.03 THE EXCHANGE OFFER--CITATION. CITATION's obligation to commence and complete the Exchange Offer is subject to the fulfillment or waiver by CITATION of all of the following conditions:

         (a) The French IPO shall have been completed in accordance with the terms and conditions of this Agreement, or if the French IPO and the Exchange Offer are conducted simultaneously, that all the conditions precedent set forth in SECTION 6.02 are fulfilled or waived by CITATION.

         (b) [Reserved]

         (c) The Board of Directors of CITATION shall not have received written advice from competent legal counsel that commencement and/or completion of the Exchange Offer would be a breach of its fiduciary duties in view of known facts and circumstances.

         (d) The representations and warranties of MEDASYS and the MEDASYS Principals shall be true and correct in all material respects as of the date of this Agreement and as of the commencement and closing of the Exchange Offer (as though made on and as of such closing date, except (i) to the extent such representations and warranties are by their

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



express provisions made as of a specific date, and (ii) for the effect of transactions contemplated by this Agreement), and CITATION shall have received a signed certificate from each of MEDASYS and the MEDASYS Principals to that effect, signed on behalf of MEDASYS by the President or Chief Executive Officer and the Secretary of MEDASYS, which is to the best of their knowledge, and MEDASYS shall have performed all of its agreements and covenants in this Agreement capable of performance as of such time.

         (e) The CITATION Common shares to be issued in the Exchange Offer shall have been approved for trading, upon the completion of such transaction, on the New Market of the French Bourse in France and on the Nasdaq National Market in the United States.

         (f) The exchange ratio of CITATION Common shares for MEDASYS Common shares in the Exchange Offer shall be no greater than one CITATION Common share for each one MEDASYS Common share, and such exchange ratio and other aspects of the Exchange Offer shall have been favorably confirmed pursuant to an appraisal conducted by a reputable independent valuator whose opinion satisfies the requirements of applicable French law and regulations.

         (g) All of the MEDASYS Principals shall have tendered and not withdrawn all MEDASYS Common shares and MEDASYS warrants they beneficially own pursuant to the terms and conditions of the Exchange Offer.

         (h) At least sixty-seven percent (67%) of the voting rights of all issued and outstanding MEDASYS Common shares (taking into account the effect of the transfer of such shares to CITATION) shall have been tendered and not withdrawn pursuant to the terms and conditions of the Exchange Offer prior to the end of the period (including any extensions) provided for MEDASYS shareholders to tender their MEDASYS Common shares and MEDASYS warrants for exchange.

         (i) [Reserved]

         (j) All conditions precedent in favor of CITATION and consented to by MEDASYS, which consent shall not be unreasonably withheld, set forth in the Exchange Offer documents that are sent to the MEDASYS shareholders shall have been fulfilled or waived by CITATION.

         (k) No court, governmental agency, stock exchange or market, or other entity of competent jurisdiction shall have entered any order or rule forbidding or delaying the commencement or completion of the Exchange Offer or requiring a material adverse change

Agreement and Plan of Reorganization                                     Page 54
in the terms or conditions of the Exchange Offer that CITATION has not approved, and such order or rule shall not have been withdrawn or expired.

         6.04 THE EXCHANGE OFFER--MEDASYS PRINCIPALS. The MEDASYS Principals' obligations to tender (and not withdraw) their MEDASYS Common shares pursuant to the Exchange Offer as set forth in SECTION 1.03(B) of this Agreement is subject to the fulfillment or waiver by MEDASYS of all of the following conditions:

         (a) The French IPO either shall be conducted simultaneously with the Exchange offer or shall have closed in accordance with the terms and conditions of this Agreement, and if more than 2,000,000 CITATION Common shares were sold, or if the CITATION Common shares were sold for less than US $5.00 per share, such terms were consented to by MEDASYS prior to completion of the French IPO.

         (b) The representations and warranties of CITATION shall be true and correct in all material respects as of the date of this Agreement and as of the completion of the Exchange Offer (as though made on and as of such closing date, except (i) to the extent such representations and warranties are by their express provisions made as of a specific date, and (ii) for the effect of transactions contemplated by this Agreement), each such MEDASYS Principal shall have received a signed certificate from CITATION to that effect, signed on behalf of CITATION by its Chairman or President and the Secretary of CITATION, which is to the best of their knowledge, and CITATION shall have performed all of its agreements and covenants in this Agreement which are capable of performance as of such time.

         (c) The CITATION Common shares to be issued in the Exchange Offer shall have been approved for trading after their issuance pursuant to the Exchange Offer, on the New Market of the Bourse in France and on the Nasdaq National Market in the United States, and shall have been registered under the Securities Act and, except with respect to "affiliates" (as defined in the Securities Act) may be offered and sold in the United States without further registration under the Securities Act and the French IPO Rules.

         (d) The exchange ratio of CITATION Common shares for MEDASYS Common shares in the Exchange Offer shall be no less than one CITATION Common share for each one MEDASYS Common share, and such exchange ratio and other aspects of the Exchange Offer shall have been favorably confirmed pursuant to an appraisal conducted by a reputable independent valuator whose opinion satisfies the requirements of applicable French law and regulations.

         (e) At least sixty-seven percent (67%) of the voting rights of all issued and outstanding MEDASYS Common shares (taking into account the effect of the transfer of

Agreement and Plan of Reorganization                                     Page 55
such shares to CITATION) shall have been tendered and not withdrawn pursuant to the terms and conditions of the Exchange Offer prior to the end of the period (including any extensions) provided for MEDASYS shareholders to tender their MEDASYS Common shares and MEDASYS warrants for exchange.

         (f) [Reserved]

         (g) No court, governmental agency, stock exchange or market, or other entity of competent jurisdiction shall have entered any order or rule forbidding or delaying the completion of the Exchange Offer or requiring a material adverse change in the terms or conditions of the Exchange Offer that CITATION has not approved, and such order or rule shall not have been withdrawn or expired.

         6.05 THE EXCHANGE OFFER--MEDASYS. The obligation of MEDASYS to recommend to its shareholders that they tender their MEDASYS Common shares in the Exchange Offer is subject to the fulfillment or waiver by MEDASYS of all of the following conditions:

         (a) The French IPO either shall be conducted simultaneously with the Exchange offer or shall be completed in accordance with the terms and conditions of this Agreement, and if more than 2,000,000 CITATION Common shares were sold, or if the CITATION Common shares were sold for less than US $5.00 per share, such terms were consented to by MEDASYS prior to completion of the French IPO.

         (b) The representations and warranties of CITATION shall be true and correct in all material respects as of the date of this Agreement and as of the completion of the Exchange Offer (as though made on and as of such completion, except (i) to the extent such representations and warranties are by their express provisions made as of a specific date, and (ii) for the effect of transactions contemplated by this Agreement), each such MEDASYS Principal shall have received a signed certificate from CITATION to that effect, signed on behalf of CITATION by its Chairman or President and the Secretary of CITATION, which is to the best of their knowledge, and CITATION shall have performed all of its agreements and covenants in this Agreement which are capable of performance as of such time.

         (c) The CITATION Common shares to be issued in the Exchange Offer shall have been approved for trading after their issuance pursuant to the Exchange Offer, on the New Market of the French Bourse and on the Nasdaq National Market in the United States.

         (d) The exchange ratio of CITATION Common shares for MEDASYS Common shares in the Exchange Offer shall be no less than one CITATION Common share for each

Agreement and Plan of Reorganization                                     Page 56
one MEDASYS Common share, and such exchange ratio and other aspects of the Exchange Offer shall have been favorably confirmed pursuant to an appraisal conducted by a reputable independent valuator whose opinion satisfies the requirements of applicable French law and regulations, and which may the same as the fairness opinion referenced above in SECTION 6.03(B) of this Agreement.

         (e) [Reserved]

         (f) No court, governmental agency, stock exchange or market, or other entity of competent jurisdiction shall have entered any order or rule forbidding or delaying the completion of the Exchange Offer or requiring a material adverse change in the terms or conditions of the Exchange Offer that MEDASYS has not approved, and such order or rule shall not have been withdrawn or expired.

                                   ARTICLE VII
                       TERMINATION, AMENDMENT, AND WAIVER

         7.01 TERMINATION. This Agreement may be terminated at any time prior to the completion of the Exchange Offer, whether before or after approval by the shareholders of CITATION:

         (a) By mutual consent of the Board of Directors of CITATION and the Conseil d'Administration of MEDASYS;

         (b) By the Board of Directors of CITATION or of MEDASYS at any time after March 31, 1999, if the French IPO and the Exchange Offer shall not both have been completed;

         (c) By the Board of Directors of CITATION or the Conseil d'Administration of MEDASYS if the New Market Company (Societe du Nouveau Marche), the Financial Market Council (Conseil des Marches Financiers), or the French Securities Exchange Commission (Commission des Operations de Bourse) or any other national, federal, state, and/or provincial regulatory agency whose approval is required for the consummation of the transactions contemplated hereby shall have denied approval of such transactions and such denial has, after exhaustion of any and all available appellate procedures, become final;

         (d) By the Board of Directors of CITATION or the Conseil d'Administration of MEDASYS in the event of a material misrepresentation or breach by the other party or the other party's principals who are parties to this Agreement of any representation, warranty, or agreement contained in this Agreement, which misrepresentation or breach is not cured

Agreement and Plan of Reorganization                                     Page 57
within 15 days (or such longer period not exceeding 40 days in the event such misrepresentation or breach cannot reasonably be cured within 15 days and a cure is being pursued with reasonable diligence) after written notice thereof is given to the party committing such misrepresentation or breach or waived by such other party(ies), specifying the nature of the misrepresentation or breach and requesting that it be remedied;

         (e) (i) By the Board of Directors of CITATION in the event that the Conseil d'Administration of MEDASYS is advised in writing by competent legal counsel that taking the actions specified in SECTION 5.05 would be a breach of the fiduciary duties of the Conseil d'Administration, in view of known facts and circumstances, and thereafter the Conseil d'Administration fails to act as specified in SECTION 5.05;

         (ii) By the Conseil d'Adminstration of MEDASYS in the event the Board of Directors of CITATION is advised in writing by competent legal counsel that the consummation of the transactions contemplated by this Agreement would be a breach of the Board of Director's fiduciary duties and thereafter the Board of Directors acts or omit to act, or causes CITATION to act or to omit to act, in such manner as to cause one or more of the transactions contemplated hereunder to not be completed, or the CITATION Principals shall have failed to act in the manner provided for in SECTION 1.03 (A) of this Agreement and, but for such failure, CITATION would have been able to complete the transactions contemplated in this Agreement;

         (f) By the Board of Directors of CITATION or the Conseil d'Administration of MEDASYS, respectively, if the other of MEDASYS or CITATION shall have, pursuant to the final sentence of SECTION 5.11 of this Agreement, directly or indirectly (i) solicited, encouraged, considered, or discussed any Acquisition Offer or Proposal, or (ii) provided any information to, or negotiated with, any other person or entity in connection with any possible sale of all or any portion of the stock, assets, or business of, respectively, either MEDASYS or a MEDASYS Subsidiary, or either CITATION or a CITATION Subsidiary, when, respectively, MEDASYS or CITATION had reason to believe such information may be utilized to evaluate or make a possible Acquisition Offer or Proposal, and subsequently the Exchange Offer is not completed by or on March 31, 1999; or

         (g) By the Board of Directors of CITATION: (i) if CITATION is unable to secure the fairness opinion referred to in SECTION 5.13 of this Agreement by no later than 30 days after the date hereof; or (ii) within five days following the completion of CITATION's due diligence investigation of MEDASYS if CITATION determines in its discretion that the results of such due diligence investigation are not satisfactory to it. Such due diligence investigation shall be completed no later than 14 days after the date hereof.


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



         7.02 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in SECTION 7.01 above, this Agreement shall forthwith become void and without further effect and there shall be no liability on the part of any party hereto or the respective officers and directors of any party, except as set forth in the second sentence of SECTION 5.01 (respecting confidentiality and the return of information) and in SECTION 5.07 (respecting payment of certain expenses with respect to termination by reason of SECTION 7.01), and, except that, in addition to any monies owed pursuant to SECTION 5.07 of this Agreement: (i) termination of this Agreement pursuant to SECTION 7.01
(D) shall not relieve the non-performing or defaulting party of any liability to any other party hereto arising from the non-performance and/or breach prior to the date of such termination of any covenant, agreement, term, provision, representation, warranty required to be observed, performed, complied with and/or kept by such non-performing or defaulting party for all costs, expenses, and fees (including legal, accounting, investment banking, and financial advisory fees) incurred by such other party, provided, however, that in no event shall the liability of any non-performing or defaulting party to any other party exceed $500,000, and further provided, however, that there shall be no liability for breach of a representation or warranty that was, when given, true and correct to the best knowledge and belief of the party giving same and which later becomes (other than through an act or omission of the party giving same) to be incorrect; and (ii) termination of this Agreement pursuant to SECTION 7.01(E) or (F) shall obligate the party receiving notice of termination to pay US $500,000 to the party giving notice of termination, and any amounts not timely paid shall accrue interest at the rate of 12 percent per annum from the termination date, and shall be in lieu of all other remedies, claims, causes of action, or damages to which the party giving notice of termination or any other party hereto might otherwise be entitled by law or in equity.

         7.03 AMENDMENT. This Agreement and the Exhibits and Schedules hereto may be amended by the parties hereto by action taken by or on behalf of the Board of Directors of CITATION and the Conseil d'Administration of MEDASYS and the holders of a majority of the MEDASYS Common shares owned by the MEDASYS Principals as described in EXHIBIT A, at any time before or after approval of this Agreement by the shareholders of CITATION; provided, however, that after any such approval no such modification shall increase the number of CITATION Common shares issued pursuant to the Exchange Offer beyond what was authorized by the shareholders of CITATION, or alter or change any of the terms of this Agreement if such alteration or change would materially affect the shareholders of CITATION. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties whose signature is required to effectuate an amendment hereto.


Agreement and Plan of Reorganization                                     Page 59

         7.04 WAIVER. Any term, condition or provision of this Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.01 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. All representations, warranties, and agreements in this Agreement of CITATION and MEDASYS or in any instrument delivered by CITATION or MEDASYS pursuant to this Agreement shall not survive the completion of the Exchange Offer or the termination of this Agreement in accordance with its terms. In the event of termination of this Agreement in accordance with its terms, the agreements contained in SECTIONS 5.01 (second sentence), 5.06, 7.02 AND 8.02 shall survive such termination.

         8.02 [RESERVED]

         8.03 NO ASSIGNMENT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any right or obligation set forth in any provision hereof may be transferred or assigned by any party hereto without the prior written consent of all other parties, and any purported transfer or assignment in violation of this Section shall be void and of no effect.

         8.04 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement.

         8.05 NO IMPLIED WAIVER. No failure or delay on the part of CITATION or MEDASYS to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other further exercise thereof or the exercise of any other right, power, or privilege.


Agreement and Plan of Reorganization                                     Page 60

         8.06 HEADINGS. Article, section, subsection, and paragraph titles, captions and headings herein are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

         8.07 ENTIRE AGREEMENT. This Agreement and the Schedules and Exhibits hereto constitutes the entire agreement between and among the parties with respect to the subject matter hereof, supersedes all prior negotiations, representations, warranties, commitments, offers, letters of interest or intent, proposal letters, contracts, writings, or other agreements or understandings with respect thereto. No waiver, and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by all parties thereto.

         8.08 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and any party to this Agreement may execute and deliver this Agreement by executing and delivering any of such counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         8.09 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to be duly received (i) on the date given if delivered personally or by cable, telegram, or facsimile or (ii) on the date received if mailed by registered or certified mail (return receipt requested) or, in the case of international delivery, by a recognized international express delivery courier, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      If to CITATION:

                  Mr. J. Robert Copper, Chairman
                  CITATION Computer Systems, Inc.
                  424 South Woods Mill Road, Suite 200
                  Chesterfield, Missouri  63017, U.S.A.
                  Facsimile:  314-579-7990

                  Copy to:     Kenneth H. Suelthaus, Esq.
                               Suelthaus & Walsh, P.C.
                               7733 Forsyth Boulevard, 12th Floor
                               St. Louis, Missouri 63105, U.S.A.
                               Facsimile:  314-727-7166


Agreement and Plan of Reorganization                                     Page 61

         (b)      If to the CITATION Principals:

                  Mr. Richard D. Neece
                  CITATION Computer Systems, Inc.
                  424 South Woods Mill Road, Suite 200
                  Chesterfield, Missouri  63017, U.S.A.
                  Facsimile:  314-579-7990

                   Copy to:    Kenneth H. Suelthaus, Esq.
                               Suelthaus & Walsh, P.C.
                               7733 Forsyth Boulevard, 12th Floor
                               St. Louis, Missouri 63105, U.S.A.
                               Facsimile:  314-727-7166

         (c)      If to MEDASYS:

                  Mr. Jean-Marie Lucani
                  Medasys Digital Systems
                  Espace Technologique de Saint Aubin-Le "Mercury" 91193-Gif-sur-Yvette Cedex
                  FRANCE
                  Facsimile:  (33) 01 69 33 73 51

                    Copy to: Bruce A. Rich, Esq.
                               Thelen Reid & Priest LLP
                               40 West 57th Street
                               New York, New York 10019, U.S.A.
                               Facsimile:  212-603-2001

         (d)      If to MEDASYS Principals:

                  Mr. Alexis Westermann
                  c/o MEDASYS Digital Systems
                  Espace Technologique de Saint Aubin-Le "Mercury" 91193-Gif-sur-Yvette Cedex
                  France
                  Facsimile:  (33) 01 69 33 73 51


Agreement and Plan of Reorganization                                     Page 62

                    Copy to:   Bruce A. Rich, Esq.
                               Thelen Reid & Priest LLP
                               40 West 57th Street
                               New York, New York 10019, U.S.A.
                               Facsimile:  212-603-2001

provided, however, that the providing of notice to counsel shall not, of itself, be deemed the providing of notice to a party hereto.

         8.10 GOVERNING LAW; JURISDICTION AND VENUE. This Agreement shall be governed by and controlled as to validity, enforcement, interpretation, effect, and in all other respects by the internal laws of the State of Missouri, U.S.A., applicable to contracts made in that state by residents of that state, without reference to conflict of laws principles. All disputes arising under or related to this Agreement shall be submitted to arbitration at either St. Louis City or St. Louis County, Missouri, USA, pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect; provided, however, that the parties shall be entitled to utilize and employ all discovery devices available under the Federal Rules of Civil Procedure then in effect in order to prepare for and conduct any hearing to be held hereunder. The parties hereto acknowledge that the French IPO and Exchange Offer shall be subject to applicable French law.

         8.11 NO THIRD PARTY BENEFICIARIES. It is the express intent of the parties hereunder that no person other than the parties hereto shall be deemed to have any rights arising under this Agreement, and that there are no third party beneficiaries hereunder.

         8.12 SPECIFIC PERFORMANCE. Except as otherwise provided in SECTION 7.02, respecting liability of a party arising from termination of this Agreement pursuant to SECTION 7.01(E) or (F), the parties hereto acknowledge that the failure of any party hereunder to meet its obligations arising out of any covenant or agreement contained in this Agreement will result in irreparable harm to the other parties hereto, for which no adequate remedy at law or in equity exists, and each party hereby consents to the imposition of injunctive or other equitable relief by any court having jurisdiction and venue over the parties pursuant to SECTION 8.10 of this Agreement.

         IN WITNESS WHEREOF, CITATION and MEDASYS have caused this
Agreement to be executed by their respective officers thereunto duly authorized, and each of the CITATION Principals and the MEDASYS Principals has executed this Agreement, as of the 15th day of September, 1998.


Agreement and Plan of Reorganization                                     Page 63

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH
MAY BE ENFORCED BY THE PARTIES.

         CITATION:                    CITATION COMPUTER SYSTEMS, INC.


                                      By /s/ J. Robert Copper
                                        ----------------------------------------
                                         J. Robert Copper
                                         Chairman and Chief Executive Officer


                                        ATTEST:   /s/ Maureen Gallagher
                                               ---------------------------------
                                           Title:     Exec Assistant
                                                 -------------------------------


         MEDASYS:                     MEDASYS DIGITAL SYSTEMS


                                      By /s/ Jean-Marie Lucani
                                        ----------------------------------------
                                         Jean-Marie Lucani
                                         President-Directeur General


                                        ATTEST:   /s/ Maureen Gallagher
                                               ---------------------------------
                                           Title:     Exec Assistant
                                                 -------------------------------

         CITATION PRINCIPALS:         /s/ J. Robert Copper
                                      ------------------------------------------
                                      J. Robert Copper

                                      /s/ Richard D. Neece
                                      ------------------------------------------
                                      Richard D. Neece

                                      /s/ David T. Pieroni
                                      ------------------------------------------
                                      David T. Pieroni



Agreement and Plan of Reorganization                                     Page 64

                                      /s/ Fred L. Brown
                                      ------------------------------------------
                                      Fred L. Brown


                                      /s/ Larry D. Marcus
                                      ------------------------------------------
                                      Larry D. Marcus


                                      /s/ James F. O'Donnell
                                      ------------------------------------------
                                      James F. O'Donnell


                                      CFB VENTURE FUND I, INC.


                                      By /s/ James F. O'Donnell
                                        ----------------------------------------
                                         James F. O'Donnell, Chairman



         MEDASYS PRINCIPALS:          /s/ Jean-Marie Lucani
                                      ------------------------------------------
                                      Jean-Marie Lucani

                                      /s/ Alexis Westermann
                                      ------------------------------------------
                                      Alexis Westermann

                                      /s/ Robert Berthoumieux
                                      ------------------------------------------
                                      Robert Berthoumieux

Agreement and Plan of Reorganization                                     Page 65